Filed pursuant to Rule 433(d)
Registration Statement No. 333-138237

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling toll-free 1-877-858-5407.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the offered certificates referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such offered certificates, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the offered certificates.
You may withdraw your indication of interest at any time.

Term Sheet	Date Prepared: January 23, 2007

Citigroup Mortgage Loan Trust 2007-AMC1 Asset-Backed Certificates,
[insert citigroup logo]
Series 2007-AMC1

Approximate Total Offered Size: $800,632,000
Citigroup Global Markets Realty Corp.
Seller
Countrywide Home Loan Servicing LP
Servicer
Citigroup Mortgage Loan Trust Inc.
Depositor

Tranche	Amount(1)	Int. Type(2) / Class	Initial Credit Enhancement	Ratings (S&P/DBRS/Moodys)			WAL (Call/ Mat)(3)	Window (Call/ Mat)(3)
OFFERED CERTIFICATES
Class A-2A	364,534,000	FLT/SR/SEQ	19.00%(4)	AAA	AAA	Aaa	1.00/1.00	1-22/1-22
Class A-2B	221,956,000	FLT/SR/SEQ	19.00%(4)	AAA	AAA	Aaa	3.00/3.00	22-75/22-77
Class A-2C	40,475,000	FLT/SR/SEQ	19.00% (4)	AAA	AAA	Aaa	6.21/8.91	75-75/77-173
Class M-1	50,446,000	Floating / Mezz	15.95% (4)	AA+	AA (high)	Aa1	4.66/5.15	46-75/46-150
Class M-4	23,983,000	Floating / Mezz	9.80%(4)	A+	A (high)	A1	4.39/4.82	41-75/41-127
Class M-5	24,809,000	Floating / Mezz	8.30%(4)	A	A	A2	4.35/4.76	40-75/40-122
Class M-6	22,329,000	Floating / Mezz	6.95%(4)	A-	A (low)	A3	4.33/4.71	39-75/39-116
Class M-7	21,501,000	Floating / Mezz	5.65%(4)	BBB+	BBB (high)	Baa1	4.29/4.63	39-75/39-110
Class M-8	17,367,000	Floating / Mezz	4.60%(4)	BBB	BBB	Baa2	4.28/4.57	38-75/38-103
Class M-9	13,232,000	Floating / Mezz	3.80%(4)	BBB-	BBB (low)	Baa3	4.26/4.49	38-75/38-96
NON-OFFERED CERTIFICATES
Class A-1	712,746,000	FLT/SR/PT	19.00%(4)	AAA	AAA	Aaa	NOT OFFERED HEREBY
Class M-2	49,619,000	Floating / Mezz	12.95% (4)	AA	AA	Aa2
Class M-3	28,117,000	Floating / Mezz	11.25% (4)	AA-	AA (low)	Aa3
Class M-10	16,540,000	Floating / Mezz	2.80%(4)	BB+	BB (high)	Ba1

(1) Certificate sizes are subject to change (+/- 10%)
(2) The Class A Certificates will bear interest at variable rates, and their respective margins will increase by 2x following the Optional Termination Date; the Class M Certificates will bear interest at variable rates and their margins will increase by 1.5x following the Optional Termination Date
(3) Based on Pricing Prepayment Assumption
(4) Includes Overcollateralization

Transaction Overview:
Sole Manager:	Citigroup Global Markets, Inc	Expected Pricing Date:	January 26, 2007
Rating Agencies:	S&P / Moody’s / DBRS	Expected Settlement Date:	March 9, 2007
Trustee:	[U.S. Bank, National Association]	Trust Administrator	Citibank N.A.

For Further Information:

Mortgage Finance Perry Defelice (212) 723-1153 Audrey Kingsley (212) 723-6444 Juliana Castelli (212) 723-6503	MBS Trading Stephen Weinstein (212) 723-5648 Phil Seares (212) 723-6325 Supriya Bajoria (212) 723-6325	MBS Structuring Shekhar Shah (212) 723-5386 Noel Doromal (212) 723-9026 Tai Wu (212) 723-5859

*All numbers are preliminary and subject to change.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-877-858-5407.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time

TRANSACTION SUMMARY

Title of Securities:	Citigroup Mortgage Loan Trust, Series 2007-AMC1

Offered Certificates:
Approximately $626,965,000 senior floating-rate certificates (the Class A-2A, Class A-2B and Class A-2C Certificates) and approximately $173,667,000 mezzanine floating-rate certificates (the Class M-1, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, and Class M-9 Certificates).

Non-Offered Certificates:	Class A-1, Class M-2, Class M-3, Class M-10, Class CE, Class P, Class R and Class R-X Certificates

Class A Certificates:	The Group I and the Group II Certificates

Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates

Group I Certificates:	Class A-1 Certificates which evidence interests in the Group I Mortgage Loans.

Group II Certificates:	Class A-2A, Class A-2B and Class A-2C Certificates which evidence interests in the Group II Mortgage Loans.

Seller:	Citigroup Global Markets Realty Corp.

Originators:	Argent Mortgage Company, LLC with respect to approximately 91.10% of the Mortgage Loans and Ameriquest Mortgage Company with respect to approximately 8.10% of the Mortgage Loans.

Servicer:
Countrywide Home Loans Servicing LP

Countrywide Home Loans currently has a Servicer Quality rating of SQ1 by Moodys and a rating of “Strong” by S&P as a Primary Servicer of subprime residential mortgage loans.

Depositor:	Citigroup Mortgage Loan Trust, Inc.

Credit Risk Manager:
Clayton Fixed Income Services Inc. (formerly known as The Murrayhill Company) will act as the trust’s representative in advising the Servicers regarding certain delinquent and defaulted mortgage loans, and in monitoring and reporting to the trust administrator on the performance of such mortgage loans.

Trust Administrator:	Citibank N.A.

Trustee:	[U.S. Bank, N.A.]

Cap Provider:	[TBD]

Mortgage Loans:
7,836 adjustable-rate and fixed-rate, first and second lien, closed-end, subprime mortgage loans with an aggregate scheduled principal balance as of the Cut-off Date of approximately $1,687,719,837; provided however, that it is anticipated that the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date will be approximately $1,653,965,440. To the extent that the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date is less than such amount, the aggregate Certificate Principal Balance of the Class A and Class M Certificates will be reduced and to the extent that the aggregate scheduled principal balance of the Mortgage Loans as of the Cut-off Date is greater than such amount, the aggregate Certificate Principal Balance of the Class A and Class M Certificates will be increased. For the purpose of calculating interest and principal on the Class A Certificates, the Mortgage Loans have been divided into two loan groups, designated as follows:

Group I Mortgage Loans: 4,791 adjustable-rate and fixed-rate Mortgage Loans with an aggregate scheduled principal balance as of the Cut-off Date of approximately $897,891,892 with principal balances at origination that conform to principal balance limits of Freddie Mac.

Group II Mortgage Loans: 3,045 adjustable-rate and fixed-rate Mortgage Loans with an aggregate scheduled principal balance as of the Cut-off Date of approximately $789,827,944 with principal balances at origination that may or may not conform to principal balance limits of Freddie Mac.

The characteristics of the pool of Mortgage Loans delivered on the Closing Date are not expected to differ materially from the characteristics of the Mortgage Loans described herein although the range of mortgage rates, maturities and certain other characteristics of the Mortgage Loans set forth in this term-sheet may vary by as much as 5%.

Closing Date:	On or about March 9, 2007.

Distribution Dates:	25th of each month, or if such day is not a business day, the next succeeding business day, commencing March 25, 2007

Cut-Off Date:	February 1, 2007.

Payment Delay:	The Offered Certificates have a 0 day delay.

Day Count:	The Offered Certificates are Actual/360.

Administrative Fee Rate:
Sum of the Servicing Fee and Credit Risk Manager Fee equal to 0.515% per annum.
For purposes of modeling assumptions the Credit Risk Manager Fee has been assumed as 0.020%, and the total fee has been assumed as 0.520%

Denomination:	$25,000 and multiples of $1 in excess thereof.

Legal Final Maturity:	For all classes the legal final maturity is expected to be December 2036.

SMMEA Eligibility:	None of the Offered Certificates will be SMMEA eligible.

ERISA Eligibility:	The Offered Certificates are expected to be ERISA eligible.

Tax Status:
Each Offered Certificate will be treated as representing a REMIC regular interest and the right to receive Excess Interest as a result of any application of the related Net WAC Cap for federal income tax purposes.

STRUCTURE SUMMARY

Structure:	Senior/Subordinate/Overcollateralization Structure

Prepayment Assumption:
2-year and shorter Fixed Rate Period Adjustable-Rate Mortgage Loans: 2.0% CPR in month 1, building to 30.0% CPR by month 12; 30.0% CPR for months 13-22; 60.0% CPR for months 23-27; 35.0% CPR for months 28 and thereafter.

3-year and longer Fixed Rate Period Adjustable-Rate Mortgage Loans: 2.0% CPR in month 1, building to 30.0% CPR by month 12; 30.0% CPR for months 13-34; 60.0% CPR for months 35-39; 35.0% CPR for months 40 and thereafter.

Fixed-rate Mortgage Loans: 4.0% CPR growing to 23.0% CPR over 12 months and remaining at 23.0% CPR thereafter.

Pass-Through Rate:
➢  The monthly Pass-Through Rate for the Class A and Class M Certificates on each Distribution Date is the lesser of:
•  (1) the Formula Rate
•  (2) the related Net WAC Cap for that Distribution Date
➢  The Formula Rate for the Class A and Class M Certificates is as follows:
•      On or prior to the Optional Termination Date: The lesser of (i) 1-Month LIBOR plus a margin which will be set at pricing for the Class A and Class M Certificates and (ii) the related Maximum Cap Rate.
•  After the Optional Termination Date: The lesser of (i)1-Month LIBOR plus 2x the initial margin for the Class A Certificates and 1-Month LIBOR plus 1.5x the initial margin for the Class M Certificates and (ii) the related maximum cap rate.

Principal Payments for Class A Certificates:
Prior to the Stepdown Date or if a Trigger Event occurs, the Class A Certificates will receive ALL of the principal collected on the related Mortgage Loans plus any Excess Interest from the Mortgage Loans required to maintain the Targeted Overcollateralization Amount.

On or after the Stepdown Date and assuming no Trigger Event is in effect, principal distributed to the Class A Certificates will be an amount such that the Class A Certificates will have approximately 38.00% of the current principal balance of the related Mortgage Loans as credit enhancement (which is 2x the initial credit support).

Principal Payments for Class M Certificates:
The Class M Certificates will NOT receive any principal distributions prior to the Stepdown Date, or if a Trigger Event occurs, unless the aggregate certificate principal balance of the Class A Certificates is reduced to zero.

Thereafter (assuming no Trigger Event is in effect), principal will be shared among the Class M Certificates to maintain, in each case, approximately 2x their respective initial credit support.

Maximum Net Mortgage Rate:
The Maximum Net Mortgage Rate on any mortgage loan is equal to the then applicable maximum mortgage rate (or the mortgage rate in the case of any fixed-rate mortgage loan) minus the sum of (i) the Servicing Fee Rate and (ii) the Credit Risk Manager Fee Rate.

Maximum Cap Rate:
The Maximum Cap Rate for any Distribution Date and

(a) the Group I Certificates is a per annum rate (adjusted for the actual number of days in the related Interest Accrual Period) equal to the weighted average of the Maximum Net Mortgage Rates on the then outstanding Group I Mortgage Loans, weighted based on their principal balances as of the first day of the related Due Period plus any amounts expressed as a per annum rate of payments from the Cap Agreement divided by the aggregate principal balance of the Mortgage Loans,

(b) the Group II Certificates is a per annum rate (adjusted for the actual number of days in the related Interest Accrual Period) equal to the weighted average of the Maximum Net Mortgage
Rates on the then outstanding Group II Mortgage Loans, weighted based on their principal balances as of the first day of the related Due Period, plus any amounts expressed as a per annum rate of payments from the Cap Agreement divided by the aggregate principal balance of the Mortgage Loans,

(c) the Mezzanine Certificates is a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group the current aggregate Certificate Principal Balance of the related Class A Certificates) of (i) the Maximum Cap Rate for the Group I Certificates and (ii) the Maximum Cap Rate for the Group II Certificates.

Group I Principal Remittance Amount:
For any Distribution Date, an amount equal to the aggregate of:
(i)  the principal portion of all scheduled monthly payments on the Group I Mortgage Loans actually received or advanced on or prior to the related Determination Date;
(ii)  the principal portion of all proceeds received in respect of the repurchase of a Group I Mortgage Loan, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the related Prepayment Period; and
(iii)  the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period net of reimbursements, including reimbursements to the trustee and the servicer, to the extent applied as recoveries of principal on the Group I Mortgage Loans.

Group II Principal Remittance Amount:
For any Distribution Date, an amount equal to the aggregate of:
(i)  the principal portion of all scheduled monthly payments on the Group II Mortgage Loans actually received or advanced on or prior to the related Determination Date;
(ii)  the principal portion of all proceeds received in respect of the repurchase of a Group II Mortgage Loan, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the related Prepayment Period; and
(iii)  the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period net of reimbursements, including reimbursements to the trustee and the servicer, to the extent applied as recoveries of principal on the Group II Mortgage Loans.

Optional Termination:
10% cleanup call based on the Cut-off Date Principal Balance of the mortgage loans. If such call is exercised, the Class A and Class M Certificateholders are entitled, to the extent of funds available, to:
➢  Outstanding principal balance of the Class A and Class M Certificates
➢  Current interest accrued on such balance at the related Pass-Through Rate
➢  Interest previously earned but not paid (if any)
➢  “LIBOR Carryover Amount” (if any)

Net WAC Cap:
Group I Certificates: For any Distribution Date and the Group I Certificates, the Group I Net WAC Cap will equal the weighted average Net Mortgage Rates of the Group I Mortgage Loans. The Group I Net WAC Cap is subject to an adjustment based on the actual number of days that have elapsed in the related Interest Accrual Period.

Group II Certificates: For any Distribution Date and the Group II Certificates, the Group II Net WAC Cap will equal the weighted average Net Mortgage Rates of the Group II Mortgage Loans. The Group II Net WAC Cap is subject to an adjustment based on the actual number of days that have elapsed in the related Interest Accrual Period.

Class M Certificates: For any Distribution Date and the Class M Certificates, the Class M Net WAC Cap is a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group the current certificate principal balance of the related Class A Certificates) of (i) the Net WAC Cap for the Group I Certificates and (ii) the Net WAC Cap for the Group II Certificates. The Class M Net WAC Cap is subject to an adjustment based on the actual number of days that have elapsed in the related Interest Accrual Period.

Net Mortgage Rate:	For each Mortgage Loan the applicable Mortgage Rate less the Administrative Fee Rate.

LIBOR Carryover Amount:
The excess, if any, of (i) the amount of interest the Class A and Class M Certificates would have accrued for such Distribution Date based on its respective Formula Rate, over (ii) the amount of interest the Certificates accrued for such Distribution Date based on the related Net WAC Cap, plus the unpaid portion of any such excess from prior Distribution Dates plus interest accrued thereon at the respective Formula Rate.

Interest Carry Forward Amount:
As of any Distribution Date, the sum of:
(x)    the excess, if any, of the Accrued Certificate Interest and any Interest Carry Forward Amount for prior Distribution Dates, over the amount in respect of interest actually distributed on each class on prior Distribution Dates and
(y)    interest on such excess at the applicable Pass-Through Rate on the basis of the actual number of days elapsed since the prior Distribution Date.

Excess Interest:
Excess Interest, to the extent it is not used for other required purposes, including to absorb realized losses on the Mortgage Loans, to cover interest shortfalls on the Certificates, to reimburse previously allocated losses, or to fund any Overcollateralization Deficiency, will be available to make distributions of the LIBOR Carryover Amount to the Certificates in an amount equal to any reductions in the amount of interest distributable to such holders caused by application of the related Net WAC Cap. Excess Interest includes any amounts received by the trust under the Cap Agreement for that Distribution Date.

Senior Enhancement Percentage:
For any Distribution Date, the percentage obtained by dividing
(x) the sum of:
(i) the aggregate Certificate Principal Balance of the Class M Certificates, and
(ii) the overcollateralization amount, in each case before taking into account the distribution of the Principal Distribution Amount on such Distribution Date by
(y) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period.

Available Funds:
For any Distribution Date, the sum, net of amounts reimbursable therefrom to the Servicer, the Trustee, or Credit Risk Managers of: (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due during the related Due Period and received on or prior to the related Determination Date; (ii) unscheduled payments in respect of the Mortgage Loans (including prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for the Mortgage Loans, occurring during the related Prepayment Period or proceeds from the repurchase of the Mortgage Loans due to the Optional Termination of the Trust); (iii) all Servicer Advances with respect to the Mortgage Loans received for such Distribution Date; and (iv) all compensating interest paid by the Servicer in respect of prepayment interest shortfalls for the related period.

Principal Distribution Amount:
On any Distribution Date, the lesser of (i) the outstanding certificate principal balance of the Class A and Class M Certificates and (ii) the Principal Remittance Amount plus the lesser of (1) Excess Interest and (2) Overcollateralization Deficiency amounts minus any Overcollateralization Release Amount.

Group I Principal Distribution Amount:
With respect to any Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, 100% of the principal received on the Group I Mortgage Loans. With respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount, not less than zero, equal to the excess of (i) the outstanding certificate principal balance of the Group I Certificates over (ii) the lesser of (a) approximately 62.00% of the outstanding principal balance of the Group I Mortgage Loans on the last day of the related Due Period and (b) the outstanding principal balance of the Group I Mortgage Loans as of the last day of the related Due Period minus 0.50% of the aggregate principal balance of the Group I Mortgage Loans as of the cut-off date.

Group II Principal Distribution Amount:
With respect to any Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, 100% of the principal received on the Group II Mortgage Loans. With respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount, not less than zero, equal to the excess of (i) the outstanding certificate principal balance of the Group II Certificates over (ii) the lesser of (a) approximately 62.00% of the outstanding principal balance of the Group II Mortgage Loans on the last day of the related Due Period and (b) the outstanding principal balance of the Group II Mortgage Loans as of the last day of the related Due Period minus 0.50% of the aggregate principal balance of the Group II Mortgage Loans as of the cut-off date.

All distributions of principal to the Group II Certificates on any Distribution Date will be distributed first to the Class A-2A Certificates, second to the Class A-2B Certificates and third to the Class A-2C Certificates, in each case until the Certificate Principal Balance of each such class of Certificates has been reduced to zero.

Notwithstanding the foregoing, on any Distribution Date on or after which the aggregate Certificate Principal Balance of the Class M and Class CE Certificates has been reduced to zero, principal will be allocated to Group II Certificates on a pro-rata basis based on the Certificate Principal Balance of each such class.

Class M Principal Distribution Amount:
For each Class M Certificate with respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, the excess of (i) the sum of (a) the aggregate outstanding Certificate Principal Balance of more senior Certificates after distribution of more senior Principal Distribution Amounts on the related Distribution Date and (b) the outstanding Certificate Principal Balance of the respective Class M Certificates over (ii) the lesser of (a) approximately 100% minus 2X the respective Class M Certificates initial credit support percentage of the outstanding principal balance of the Mortgage Loans on the last day of the related Due Period and (b) the outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period minus 0.50% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off date.

Cap Agreement:
On the Closing Date, the Trustee will enter into a Cap Agreement with the Cap Provider for the benefit of the Class A Certificates and Class M Certificates. Pursuant to the Cap Agreement, the Cap Provider will agree to make payments to the trust on the Distribution Dates occurring in March 2007 through and including November 2011 equal to the product of (a) a per annum rate equal to the excess, if any, of (i) one-month LIBOR (as determined pursuant to the Cap Agreement), over (ii) 5.45% and (b) the notional balance for such Distribution Date as set forth on page 16 herein and (c) the actual number of days in the related Interest Accrual Period divided by 360.

Payment Priority:
On each Distribution Date, Available Funds from the Mortgage Loans will be distributed as follows:
1.  To pay interest on the related Class A Certificates on a pro-rata basis (based on the entitlement of such class) including any accrued unpaid interest from a prior Distribution Date first from the related loan group, then from the other loan group if necessary, and then, excluding any accrued unpaid interest from prior Distribution Dates, to pay interest to the Class M Certificates, sequentially.
2.  Prior to the Stepdown Date or if a Trigger Event is in effect an amount up to the Principal Ditribution Amount will be distributed as follows:
a)  To pay the Group I Principal Distribution Amount to the Group I Certificates and to pay the Group II Principal Distribution Amount to the Group II Certificates, until the aggregate Certificate Principal Balance of the Class A Certificates in each such group has been reduced to zero. Principal distributed to the Group II Certificates will be distributed sequentially to the Class A-2A, Class A-2B and Class A-2C Certificates, in that order, until the Certificate Principal Balances thereof have been reduced to zero (except as otherwise specified under “Group II Principal Distribution Amount”). Any remaining Principal Distribution Amounts will be allocated to the Class A Certificates outstanding in the unrelated group.
b)  To pay any remaining Principal Distribution Amount to the Class M Certificates sequentially until the Certificate Principal Balance of each such class has been reduced to zero.
3.  On or after the Stepdown Date and if a Trigger Event is not in effect an amount up to the Principal Distribution Amount will be distributed as follows:
a)  To pay the Group I and Group II Principal Distribution Amounts to the Group I and Group II Certificates, respectively until the aggregate Certificate Principal Balance of the Class A Certificates in each such group has been reduced to zero. Principal distributed to the Group II Certificates will be distributed sequentially to the Class A-2A, Class A-2B and Class A-2C Certificates, in that order, until the Certificate Principal Balances thereof have been reduced to zero (except as otherwise specified under Group II Principal Distribution Amount). Any remaining Principal Distribution Amounts will be allocated to the Class A Certificates outstanding in the unrelated group as necessary.
b)  To pay the respective Class M Principal Distribution Amount, sequentially to the respective Class M Certificates until each such class is reduced to zero.
4.       From Excess Interest, if any, to cover current losses
5.       From Excess Interest, if any, to the Certificates then entitled to receive distributions in respect of principal in order to reduce the Certificate Principal Balance of the Certificates to the extent necessary and included in the Principal Distribution Amounts:
6.       From Excess Interest, if any, to pay the Interest Carry Forward Amounts on the Class M Certificates, sequentially.
7.       From Excess Interest, if any, to pay Allocated Realized Loss Amounts on the Class M Certificates, sequentially.
8.     From Excess Interest, if any, to pay any LIBOR Carryover Amounts in the following order of priority, in each case to the extent of amounts remaining in the reserve account:
(i)  to the Class A Certificates, on a pro rata basis based first on outstanding Certificate Principal Balance and second on such remaining undistributed LIBOR Carryover Amounts,
(ii)  sequentially to the Class M Certificates any such remaining undistributed LIBOR Carryover Amounts for each class
9.       From the cash received from the cap agreement to cover Interest Carry Forward Amounts on the Class A Certificates.
10.     To pay the cash received from the cap agreement in the same priority as clauses (4) to (8) above.
11.     To the holders of the Class CE Certificates as provided in the Pooling and Servicing Agreement.

CREDIT ENHANCEMENT SUMMARY

Stepdown Date:
The earlier to occur of:
(i) the Distribution Date immediately following the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates is zero, and
(ii) the later to occur of:
(x) the 37th Distribution Date and
(y) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to twice its initial amount

Trigger Event:
On a Distribution Date, a Trigger Event will be in effect if:
(i)  the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date.

Distribution Date	Percentage
March 2009 through February 2010	1.35%
March 2010 through February 2011	3.00%
March 2011 through February 2012	4.70%
March 2012 through February 2013	6.05%
March 2013 and thereafter	6.85%

(ii) If the aggregate principal balance of 60+ Day Delinquent Loans equals or exceeds 42.10% of the Senior Enhancement Percentage.

60+ Day Delinquent Loan:
The percentage obtained by dividing (x) the aggregate Stated Principal Balance of (i) Mortgage Loans Delinquent 60 days or more (including Mortgage Loans in bankruptcy and Delinquent 60 days or more), (ii) REO Properties and (iii) Mortgage Loans in foreclosure by (y) the aggregate Stated Principal Balance of the Mortgage Loans, in each case, calculated prior to taking into account payments of principal on the Mortgage Loans due on the related Due Date or received during the related Prepayment Period.

Credit Enhancement:	Credit Enhancement will be provided by: ➢ Excess Interest ➢ Overcollateralization ➢ Subordination ➢ In addition, the certificates will have the benefit of the Cap Agreement

Class	Initial Credit Support*/**	Target Credit Support**
A	19.00%	38.00%
M-1	15.95%	31.90%
M-2	12.95%	25.90%
M-3	11.25%	22.50%
M-4	9.80%	19.60%
M-5	8.30%	16.60%
M-6	6.95%	13.90%
M-7	5.65%	11.30%
M-8	4.60%	9.20%
M-9	3.80%	7.60%
M-10	2.80%	5.60%
* Includes Overcollateralization		**Approximate

Overcollateralization Amount:
For any Distribution Date the excess, if any, of (a) the sum of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments received or advanced on or before the related Determination Date and principal prepayments received during the related Prepayment Period) over (b) the sum of the aggregate Certificate Principal Balance of the Class A , Class M and Class P Certificates, after giving effect to distributions to be made on such Distribution Date.

Overcollateralization Deficiency:
As of any Distribution Date, the excess, if any, of:
(x) the Targeted Overcollateralization Amount for such Distribution Date over
(y) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all classes of Certificates from distributions of the Principal Remittance Amount, but prior to taking into account any Allocated Realized Loss Amounts on such Distribution Date.

Overcollateralization Release Amount:
As of any Distribution Date, the lesser of (a) the Principal Remittance Amount and (b) the excess, if any, of:
(x) the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all classes of Certificates from distributions of the Principal Remittance Amount, but prior to taking into account any Applied Realized Loss Amounts on such Distribution Date, over (y) the Targeted Overcollateralization Amount for such Distribution Date.

Targeted Overcollateralization Amount:
As of any Distribution Date, the Targeted Overcollateralization Amount (a) prior to the Stepdown Date, is an amount equal to approximately 2.80% of the principal balance of the Mortgage Loans as of the Cut-off date; (b) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (i) approximately 5.60% of the then current aggregate outstanding principal balance of the Mortgage Loans as of the last day of the related due period and (ii) 0.50% of the principal balance of the Mortgage Loans as of the Cut-off date; and (c) on or after the Stepdown Date and if a Trigger Event is in effect, the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.

Allocation of Losses/ Subordination:
Realized losses on the Mortgage Loans will be applied:
➢  First to reduce the Excess Interest, any cap proceeds that are available for this purpose and overcollateralization amount
➢  Then to the Class M Certificates, reverse sequentially, until each such class has been reduced to zero
➢  In no event will losses be allocated to the Class A certificates

Advances:	Subject to certain limitations, the Servicers must advance delinquent payments of principal and interest on the mortgage loans.

Compensating Interest:	The Servicer is obligated to offset any Prepayment Interest Shortfall, on any Distribution Date, with Compensating Interest to the extent of one-half of its Servicing Fee for each Distribution Date.

Net WAC Cap and Effective Maximum Rate for the Group II Certificates

Period	NWC(1) (%)	Effective Max Rate (2,3) (%)	Period	NWC(1) (%)	Effective Max Rate (2,3) (%)
1	14.11	27.01	39	9.92	18.99
2	7.28	20.15	40	9.61	18.65
3	7.53	20.35	41	9.93	18.93
4	7.28	20.06	42	9.60	18.52
5	7.53	20.26	43	9.59	18.46
6	7.28	19.97	44	9.90	18.75
7	7.28	19.91	45	9.63	18.94
8	7.53	20.07	46	9.95	19.31
9	7.28	19.73	47	9.62	18.87
10	7.53	19.86	48	9.61	18.81
11	7.29	19.50	49	10.63	19.92
12	7.29	19.38	50	9.60	18.68
13	7.79	19.75	51	9.91	19.14
14	7.29	19.13	52	9.59	18.72
15	7.53	19.23	53	9.90	19.02
16	7.29	18.81	54	9.57	18.59
17	7.53	18.72	55	9.56	18.52
18	7.29	18.15	56	9.88	18.82
19	7.29	17.83	57	9.55	18.55
20	7.56	18.01	58	9.86	11.62
21	8.29	18.66	59	9.53	11.23
22	8.66	18.92	60	9.53	11.21
23	8.36	18.50	61	10.17	11.97
24	8.35	18.36	62	9.51	11.18
25	9.24	18.96	63	9.82	11.54
26	8.35	17.78	64	9.49	11.15
27	9.04	18.16	65	9.80	11.51
28	8.78	17.69	66	9.48	11.12
29	9.07	17.78	67	9.47	11.10
30	8.77	17.28	68	9.78	11.46
31	8.77	17.08	69	9.45	11.07
32	9.08	17.29	70	9.76	11.42
33	9.40	17.71	71	9.44	11.04
34	9.79	18.04	72	9.43	11.02
35	9.47	17.60	73	10.43	12.19
36	9.46	17.49	74	9.41	10.99
37	10.47	18.78	75	9.72	11.34
38	9.45	17.99

Assumptions:
(1)	Assumes 1mLIBOR and 6mLIBOR stays at 5.33% and 5.38% respectively and the cashflows are run to the 10% Optional Termination at the pricing speed.
(2)	Assumes 1mLIBOR and 6mLIBOR increase instantaneously to 20.00% and the cashflows are run to the 10% Optional Termination at the pricing speed.
(3)	Includes payments from Cap Agreement if any.

Net WAC Cap and Effective Maximum Rate for the Class M Certificates

Period	NWC(1) (%)	Effective Max Rate (2,3) (%)	Period	NWC(1) (%)	Effective Max Rate (2,3) (%)
1	14.12	27.02	39	9.45	18.49
2	7.29	20.16	40	9.15	18.16
3	7.53	20.35	41	9.45	18.42
4	7.29	20.07	42	9.14	18.02
5	7.53	20.27	43	9.13	17.96
6	7.28	19.97	44	9.43	18.23
7	7.28	19.91	45	9.15	18.36
8	7.53	20.07	46	9.45	18.70
9	7.28	19.73	47	9.14	18.28
10	7.53	19.86	48	9.13	18.21
11	7.28	19.50	49	10.10	19.26
12	7.28	19.38	50	9.10	18.07
13	7.79	19.75	51	9.39	18.49
14	7.28	19.13	52	9.07	18.08
15	7.53	19.22	53	9.36	18.36
16	7.28	18.80	54	9.05	17.94
17	7.53	18.72	55	9.04	17.87
18	7.28	18.14	56	9.33	18.15
19	7.29	17.83	57	9.02	17.88
20	7.54	17.99	58	9.31	10.94
21	8.12	18.49	59	9.00	10.56
22	8.46	18.72	60	8.99	10.54
23	8.16	18.30	61	9.60	11.25
24	8.14	18.15	62	8.97	10.51
25	9.01	18.73	63	9.26	10.84
26	8.13	17.57	64	8.95	10.47
27	8.72	17.87	65	9.23	10.80
28	8.47	17.40	66	8.93	10.43
29	8.74	17.47	67	8.92	10.41
30	8.45	16.98	68	9.20	10.74
31	8.45	16.78	69	8.90	10.37
32	8.74	16.97	70	9.18	10.70
33	8.99	17.34	71	8.88	10.33
34	9.36	17.64	72	8.87	10.31
35	9.05	17.21	73	9.80	11.40
36	9.04	17.09	74	8.84	10.28
37	10.00	18.34	75	9.13	10.60
38	9.02	17.59

Assumptions:
(4)	Assumes 1mLIBOR and 6mLIBOR stays at 5.33% and 5.38% respectively and the cashflows are run to the 10% Optional Termination at the pricing speed.
(5)	Assumes 1mLIBOR and 6mLIBOR increase instantaneously to 20.00% and the cashflows are run to the 10% Optional Termination at the pricing speed.
(6)	Includes payments from Cap Agreement if any.

Cap Agreement Schedule, Strike= 5.45 % for all Periods.

Period	Notional Balance ($)
1	1,466,855,100.00
2	1,447,293,897.92
3	1,423,492,409.06
4	1,396,867,077.03
5	1,367,617,854.29
6	1,334,567,269.24
7	1,298,957,808.93
8	1,257,663,409.20
9	1,213,617,641.14
10	1,169,413,494.53
11	1,126,194,057.07
12	1,083,823,977.85
13	1,042,747,096.66
14	1,003,654,849.06
15	963,627,243.44
16	922,748,006.40
17	871,529,580.70
18	822,175,188.66
19	775,853,749.77
20	732,123,666.75
21	690,497,901.76
22	649,612,671.83
23	610,971,142.51
24	574,692,378.78
25	540,600,725.77
26	508,529,925.09
27	474,873,620.94
28	449,323,457.69
29	425,847,093.07
30	403,615,520.60
31	382,554,202.56
32	362,593,544.46
33	343,671,968.39
34	325,738,763.27
35	308,723,017.37
36	292,580,374.66
37	292,580,374.66
38	292,580,374.66
39	285,092,663.38
40	274,538,754.76
41	264,378,725.42
42	254,597,491.32
43	245,180,819.75
44	236,115,018.70
45	227,386,917.58
46	218,984,330.55
47	210,894,594.80
48	203,105,901.62
49	195,606,960.75
50	188,386,909.88
51	181,435,297.82
52	174,742,241.06
53	168,297,895.69
54	162,092,916.19
55	156,118,332.63
56	150,365,444.00
57	144,825,880.47
58	-
59	-
60	-

Sensitivity Analysis - To Maturity
Percent of Prepay Assumption	50%	100%	150%	200%
A-1
WAL (yrs)	4.87	2.39	1.23	0.95
Principal Window (mos)	1 - 314	1 - 186	1 - 33	1 - 25
Principal Window End (date)	Apr-33	Aug-22	Nov-09	Mar-09

A-2A
WAL (yrs)	1.77	1.00	0.71	0.54
Principal Window (mos)	1 - 44	1 - 22	1 - 17	1 - 12
Principal Window End (date)	Oct-10	Dec-08	Jul-08	Feb-08

A-2B
WAL (yrs)	7.01	3.00	1.72	1.36
Principal Window (mos)	44 - 162	22 - 77	17 - 27	12 - 22
Principal Window End (date)	Aug-20	Jul-13	May-09	Dec-08

A-2C
WAL (yrs)	17.82	8.91	2.41	1.85
Principal Window (mos)	162 - 307	77 - 173	27 - 31	22 - 24
Principal Window End (date)	Sep-32	Jul-21	Sep-09	Feb-09

M-1
WAL (yrs)	9.32	5.15	5.68	4.19
Principal Window (mos)	49 - 276	46 - 150	33 - 114	25 - 80
Principal Window End (date)	Feb-30	Aug-19	Aug-16	Oct-13

M-2
WAL (yrs)	9.29	4.98	5.16	3.57
Principal Window (mos)	49 - 264	43 - 139	53 - 86	38 - 60
Principal Window End (date)	Feb-29	Sep-18	Apr-14	Feb-12

M-3
WAL (yrs)	9.27	4.88	4.37	3.09
Principal Window (mos)	49 - 253	42 - 132	48 - 81	34 - 57
Principal Window End (date)	Mar-28	Feb-18	Nov-13	Nov-11

Assumptions:
1. Prepayments are capped at 85% CPR.

Sensitivity Analysis - To Maturity
Percent of Prepay Assumption	50%	100%	150%	200%
M-4
WAL (yrs)	9.24	4.82	4.06	2.92
Principal Window (mos)	49 - 245	41 - 127	45 - 78	33 - 55
Principal Window End (date)	Jul-27	Sep-17	Aug-13	Sep-11

M-5
WAL (yrs)	9.20	4.76	3.84	2.81
Principal Window (mos)	49 - 238	40 - 122	42 - 75	31 - 52
Principal Window End (date)	Dec-26	Apr-17	May-13	Jun-11

M-6
WAL (yrs)	9.15	4.71	3.67	2.71
Principal Window (mos)	49 - 229	39 - 116	40 - 71	30 - 50
Principal Window End (date)	Mar-26	Oct-16	Jan-13	Apr-11

M-7
WAL (yrs)	9.09	4.63	3.52	2.62
Principal Window (mos)	49 - 218	39 - 110	38 - 67	29 - 47
Principal Window End (date)	Apr-25	Apr-16	Sep-12	Jan-11

M-8
WAL (yrs)	8.99	4.57	3.40	2.55
Principal Window (mos)	49 - 206	38 - 103	37 - 62	28 - 44
Principal Window End (date)	Apr-24	Sep-15	Apr-12	Oct-10

M-9
WAL (yrs)	8.88	4.49	3.30	2.49
Principal Window (mos)	49 - 194	38 - 96	36 - 58	28 - 41
Principal Window End (date)	Apr-23	Feb-15	Dec-11	Jul-10

M-10
WAL (yrs)	8.71	4.39	3.20	2.40
Principal Window (mos)	49 - 182	38 - 89	35 - 54	27 - 38
Principal Window End (date)	Apr-22	Jul-14	Aug-11	Apr-10

Assumptions:
1. Prepayments are capped at 85% CPR.

Sensitivity Analysis - To Optional Termination
Percent of Prepay Assumption	50%	100%	150%	200%
A-1
WAL (yrs)	4.50	2.17	1.23	0.95
Principal Window (mos)	1 - 155	1 - 75	1 - 33	1 - 25
Principal Window End (date)	Jan-20	May-13	Nov-09	Mar-09

A-2A
WAL (yrs)	1.77	1.00	0.71	0.54
Principal Window (mos)	1 - 44	1 - 22	1 - 17	1 - 12
Principal Window End (date)	Oct-10	Dec-08	Jul-08	Feb-08

A-2B
WAL (yrs)	7.01	3.00	1.72	1.36
Principal Window (mos)	44 - 155	22 - 75	17 - 27	12 - 22
Principal Window End (date)	Jan-20	May-13	May-09	Dec-08

A-2C
WAL (yrs)	12.88	6.21	2.41	1.85
Principal Window (mos)	155 - 155	75 - 75	27 - 31	22 - 24
Principal Window End (date)	Jan-20	May-13	Sep-09	Feb-09

M-1
WAL (yrs)	8.45	4.66	3.35	2.53
Principal Window (mos)	49 - 155	46 - 75	33 - 45	25 - 33
Principal Window End (date)	Jan-20	May-13	Nov-10	Nov-09

M-2
WAL (yrs)	8.45	4.51	3.71	2.71
Principal Window (mos)	49 - 155	43 - 75	45 - 45	33 - 33
Principal Window End (date)	Jan-20	May-13	Nov-10	Nov-09

M-3
WAL (yrs)	8.45	4.43	3.71	2.71
Principal Window (mos)	49 - 155	42 - 75	45 - 45	33 - 33
Principal Window End (date)	Jan-20	May-13	Nov-10	Nov-09

Assumptions:
Prepayments are capped at 85% CPR.

Sensitivity Analysis - To Optional Termination
Percent of Prepay Assumption	50%	100%	150%	200%
M-4
WAL (yrs)	8.45	4.39	3.71	2.71
Principal Window (mos)	49 - 155	41 - 75	45 - 45	33 - 33
Principal Window End (date)	Jan-20	May-13	Nov-10	Nov-09

M-5
WAL (yrs)	8.45	4.35	3.58	2.64
Principal Window (mos)	49 - 155	40 - 75	42 - 45	31 - 33
Principal Window End (date)	Jan-20	May-13	Nov-10	Nov-09

M-6
WAL (yrs)	8.45	4.33	3.43	2.56
Principal Window (mos)	49 - 155	39 - 75	40 - 45	30 - 33
Principal Window End (date)	Jan-20	May-13	Nov-10	Nov-09

M-7
WAL (yrs)	8.45	4.29	3.31	2.49
Principal Window (mos)	49 - 155	39 - 75	38 - 45	29 - 33
Principal Window End (date)	Jan-20	May-13	Nov-10	Nov-09

M-8
WAL (yrs)	8.45	4.28	3.23	2.43
Principal Window (mos)	49 - 155	38 - 75	37 - 45	28 - 33
Principal Window End (date)	Jan-20	May-13	Nov-10	Nov-09

M-9
WAL (yrs)	8.45	4.26	3.17	2.40
Principal Window (mos)	49 - 155	38 - 75	36 - 45	28 - 33
Principal Window End (date)	Jan-20	May-13	Nov-10	Nov-09

M-10
WAL (yrs)	8.45	4.26	3.12	2.35
Principal Window (mos)	49 - 155	38 - 75	35 - 45	27 - 33
Principal Window End (date)	Jan-20	May-13	Nov-10	Nov-09

Assumptions:
Prepayments are capped at 85% CPR.

Assumed Monthly Excess Interest at Static Indices

Period	Excess Interest at Static Indices (%)	Period	Excess Interest at Static Indices (%)	Period	Excess Interest at Static Indices (%)
1	4.64	26	2.86	51	4.00
2	1.95	27	3.35	52	3.82
3	2.13	28	3.21	53	3.99
4	1.95	29	3.38	54	3.80
5	2.13	30	3.20	55	3.78
6	1.95	31	3.20	56	3.95
7	1.95	32	3.40	57	3.76
8	2.13	33	3.77	58	3.93
9	1.96	34	4.02	59	3.74
10	2.13	35	3.84	60	3.73
11	1.96	36	3.84	61	4.08
12	1.96	37	4.36	62	3.71
13	2.31	38	3.65	63	3.88
14	1.96	39	4.00	64	3.69
15	2.14	40	3.86	65	3.86
16	1.97	41	4.03	66	3.67
17	2.14	42	3.85	67	3.65
18	1.97	43	3.84	68	3.82
19	1.98	44	4.02	69	3.63
20	2.16	45	3.87	70	3.80
21	2.83	46	4.05	71	3.61
22	3.08	47	3.86	72	3.60
23	2.88	48	3.85	73	4.13
24	2.86	49	4.38	74	3.58
25	3.39	50	3.83	75	3.74

Assumptions:
1) Run at pricing prepayment assumption
2) Excess (30/360)
3) Static Indices: 1mL = 5.33% 6mL = 5.38%
4) Run to 10% Optional Termination
5) Includes payments made from the Cap Agreement if any

Assumed Monthly Excess Interest at Forward Indices

Period	1 Month LIBOR Forwards (%)	6 Month LIBOR Forwards (%)	Excess Interest at Forwards (%)	Period	1 Month LIBOR Forwards (%)	6 Month LIBOR Forwards (%)	Excess Interest at Forwards (%)
1	5.33000	5.38000	4.64	39	4.95628	5.02947	4.15
2	5.33731	5.37709	1.94	40	4.96531	5.03886	4.01
3	5.34078	5.35873	2.11	41	4.97290	5.04820	4.17
4	5.33812	5.33402	1.94	42	4.97954	5.05680	3.99
5	5.32445	5.30326	2.13	43	4.98795	5.06408	3.98
6	5.29725	5.26725	1.98	44	4.99895	5.06999	4.13
7	5.26396	5.22754	2.02	45	5.01143	5.07462	3.99
8	5.22959	5.18635	2.22	46	5.02018	5.07819	4.15
9	5.19575	5.14616	2.09	47	5.02346	5.08127	3.97
10	5.15763	5.10928	2.29	48	5.02231	5.08463	3.97
11	5.11313	5.07700	2.17	49	5.02264	5.08883	4.47
12	5.06413	5.05031	2.22	50	5.02616	5.09362	3.95
13	5.02214	5.02980	2.60	51	5.03237	5.09848	4.12
14	4.99357	5.01448	2.29	52	5.03831	5.10296	3.93
15	4.97919	5.00231	2.47	53	5.04315	5.10707	4.09
16	4.96804	4.99117	2.32	54	5.04701	5.11093	3.90
17	4.95628	4.98088	2.49	55	5.05079	5.11467	3.89
18	4.94366	4.97201	2.34	56	5.05470	5.11836	4.05
19	4.93210	4.96506	2.36	57	5.05868	5.12203	3.88
20	4.92208	4.95991	2.54	58	5.06242	5.12574	4.04
21	4.91370	4.95622	3.21	59	5.06583	5.12954	3.85
22	4.90762	4.95364	3.45	60	5.06900	5.13350	3.84
23	4.90412	4.95195	3.27	61	5.07244	5.13765	4.17
24	4.90282	4.95095	3.25	62	5.07628	5.14196	3.81
25	4.90184	4.95053	3.75	63	5.08047	5.14638	3.98
26	4.90039	4.95118	3.25	64	5.08476	5.15087	3.80
27	4.89855	4.95358	3.68	65	5.08905	5.15542	3.95
28	4.89769	4.95823	3.54	66	5.09337	5.16004	3.77
29	4.89820	4.96449	3.70	67	5.09777	5.16473	3.75
30	4.90040	4.97133	3.53	68	5.10225	5.16950	3.91
31	4.90565	4.97783	3.52	69	5.10682	5.17432	3.74
32	4.91449	4.98382	3.70	70	5.11147	5.17920	3.90
33	4.92586	4.98934	4.00	71	5.11617	5.18413	3.71
34	4.93448	4.99452	4.22	72	5.12093	5.18909	3.69
35	4.93843	4.99976	4.05	73	5.12574	5.19409	4.20
36	4.93860	5.00563	4.04	74	5.13059	5.19911	3.66
37	4.94084	5.01260	4.53	75	5.13548	5.20414	3.83
38	4.94693	5.02062	3.86

Assumptions:
1. Run at pricing prepayment assumption
2. Excess (30/360)
3. Run to 10% Optional Termination
4. Includes payments made from the Cap Agreement if any
5.15 day lookback for 6m Libor

BREAKEVEN (PRIOR TO 1ST DOLLAR LOSS)

BOND	CDR BE RATE (%)	WAL (yr)	Cum Loss (%)
M-1	27.14	6.40	19.58
M-2	21.96	7.19	17.02
M-3	19.31	8.59	15.56
M-4	17.20	9.32	14.32
M-5	15.14	9.71	13.03
M-6	13.36	10.33	11.84
M-7	11.64	10.82	10.62
M-8	10.25	11.68	9.58
M-9	9.25	12.52	8.81
M-10	8.36	12.21	8.09

Assumptions

1.	Stepdown fails in every period
2.	40 % Loss Severity
3.	6 Months Lag
4.	Defaults outside Prepays
5.	Pricing Prepayment Assumption
6.	CDR shown before 1st $ lost
7.	Certificates use 1-month LIBOR forward and collateral uses 6-month LIBOR
8.	15 day lookback for 6m Libor
9.	100% Principal and Interest Advancing
10.	To maturity

Aggregate Collateral: Summary
Statistics for the Mortgage Loans listed below are based on Cut-off Date scheduled balances.

		Minimum	Maximum

Scheduled Principal Balance:	$1,687,719,836.65
Number of Mortgage Loans	7,836
Average Scheduled Principal Balance:	$215,380.28	$20,172.32	$1,215,637.61
Weighted Average Gross Coupon:	8.048%	5.150%	13.000%
Non-Zero Weighted Average Original Credit Score:	620	500	812
Weighted Average Combined LTV Ratio (1):	81.61%	11.85%	100.00%
Weighted Average Fully Combined LTV Ratio (2):	87.48%	11.85%	100.00%
Weighted Average Effective LTV Ratio(3):	81.61%	11.85%	100.00%
Weighted Average Stated Remaining Term:	355 Months	116 Months	357 Months
Weighted Average Original Term:	359 Months	120 Months	360 Months
Weighted Average Roll Term:	24 Months	16 Months	80 Months
Weighted Average Gross Margin:	5.823%	2.250%	7.125%
Weighted Average Initial Periodic Rate Cap:	2.009%	2.000%	6.000%
Weighted Average Subsequent Periodic Rate Cap:	1.001%	1.000%	2.000%
Weighted Average Gross Maximum Lifetime Rate:	14.058%	11.150%	18.500%
Weighted Average Gross Minimum Lifetime Rate:	8.061%	6.000%	12.500%
Weighted Average Seasoning:	4 Months	3 Months	9 Months
Weighted Average First Pay Date:	November 2006	June 2006	December 2006
Weighted Average First Adjustment Date:	January 2009	June 2008	October 2013
Percent Interest Only Loans:	20.90%
Percent Second Liens:	1.80%
Percent of Loans That Has First Lien with Silent Seconds:	31.00%
Non-Zero Weighted Average Debt-To-Income Ratio:	40.44%	1.00%	55.00%

(1) Combined LTV = Principal Balance at Origination + Senior Lien Balance (as applicable) / property value
(2) Fully Combined LTV = Principal Balance at Origination+ Senior and known Junior Lien Balances (as applicable) / property value
(3)Effective LTV = (Principal Balance at Origination+ Senior Lien Balances (as applicable) / property value)* (1-MI coverage) %

Product Type of the Mortgage Loans
Product Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Fixed	2,197	314,868,093.32	18.66	143,317.29	8.212	80.79	82.23	80.79	624
Fixed Dual Amortization 40/20	271	71,438,795.36	4.23	263,611.79	7.550	80.45	84.08	80.45	627
Fixed IO	120	36,667,046.76	2.17	305,558.72	7.251	82.37	88.44	82.37	654
Hybrid 2 Years Dual Amortization 40/20	1,055	283,295,634.75	16.79	268,526.67	8.074	82.32	88.80	82.32	614
Hybrid 2 Years Fixed	1,783	349,653,548.96	20.72	196,104.07	8.546	81.86	86.80	81.86	600
Hybrid 2 Years Fixed IO	743	246,261,783.66	14.59	331,442.51	7.347	81.89	95.30	81.89	649
Hybrid 3 Years Dual Amortization 40/20	427	112,973,022.01	6.69	264,573.82	7.892	80.38	85.27	80.38	614
Hybrid 3 Years Fixed	1,009	201,020,126.39	11.91	199,227.08	8.460	82.04	86.09	82.04	605
Hybrid 3 Years Fixed IO	223	68,496,754.89	4.06	307,160.34	7.213	81.57	92.33	81.57	651
Hybrid 5 Years Fixed	4	1,695,480.92	0.10	423,870.23	7.304	87.68	87.68	87.68	723
Hybrid 5 Years Fixed IO	3	976,350.00	0.06	325,450.00	6.771	75.96	75.96	75.96	696
Hybrid 7 Years Fixed IO	1	373,199.63	0.02	373,199.63	7.375	80.00	100.00	80.00	686
Total:	7,836	1,687,719,836.65	100.00	215,380.28	8.048	81.61	87.48	81.61	620

Servicer of the Mortgage Loans
Servicer	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Countrywide	7,836	1,687,719,836.65	100.00	215380.28	8.048	81.61	87.48	81.61	620
Total:	7,836	1,687,719,836.65	100.00	215380.28	8.048	81.61	87.48	81.61	620

Originator of the Mortgage Loans
Originator	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Argent	7,012	1,537,702,961.49	91.11	219,295.92	8.074	81.81	88.25	81.81	619
Ameriquest	824	150,016,875.16	8.89	182,059.31	7.788	79.51	79.63	79.51	633
Total:	7,836	1,687,719,836.65	100.00	215380.28	8.048	81.61	87.48	81.61	620

Principal Balances of the Mortgage Loans at Origination
Range ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
20,200.00 - 25,000.00	55	1,239,922.13	0.07	22,544.04	10.988	100.00	100.00	100.00	640
25,000.01 - 50,000.00	261	9,958,929.23	0.59	38,156.82	11.124	95.78	96.02	95.78	631
50,000.01 - 75,000.00	531	33,685,211.70	2.00	63,437.31	9.616	83.07	84.69	83.07	602
75,000.01 - 100,000.00	703	62,091,674.78	3.68	88,323.86	9.047	81.71	84.74	81.71	598
100,000.01 - 125,000.00	719	80,817,851.36	4.79	112,403.13	8.730	81.77	86.31	81.77	609
125,000.01 - 150,000.00	708	97,660,694.09	5.79	137,938.83	8.517	80.99	85.09	80.99	607
150,000.01 - 175,000.00	716	116,266,449.20	6.89	162,383.31	8.260	80.81	86.03	80.81	611
175,000.01 - 200,000.00	655	122,873,180.64	7.28	187,592.64	8.107	80.45	85.98	80.45	612
200,000.01 - 225,000.00	559	119,151,877.31	7.06	213,151.84	8.014	81.86	86.84	81.86	615
225,000.01 - 250,000.00	444	105,262,166.28	6.24	237,076.95	7.947	81.70	87.33	81.70	618
250,000.01 - 275,000.00	375	98,036,829.45	5.81	261,431.55	7.971	81.94	87.20	81.94	621
275,000.01 - 300,000.00	343	98,683,950.89	5.85	287,708.31	7.875	81.30	87.93	81.30	617
300,000.01 - 350,000.00	564	183,279,665.11	10.86	324,963.95	7.809	82.29	88.98	82.29	623
350,000.01 - 400,000.00	425	159,292,898.29	9.44	374,806.82	7.812	82.30	88.13	82.30	622
400,000.01 - 450,000.00	268	113,831,948.57	6.74	424,746.08	7.669	81.70	88.64	81.70	635
450,000.01 - 500,000.00	203	97,123,081.34	5.75	478,438.82	7.744	81.51	89.13	81.51	635
500,000.01 - 600,000.00	185	100,529,561.20	5.96	543,403.03	7.616	81.86	91.87	81.86	639
600,000.01 - 700,000.00	68	44,157,247.84	2.62	649,371.29	7.541	80.47	90.98	80.47	638
700,000.01 - 800,000.00	30	22,187,815.02	1.31	739,593.83	7.598	80.56	83.56	80.56	621
800,000.01 - 900,000.00	16	13,546,031.66	0.80	846,626.98	7.660	78.50	79.79	78.50	627
900,000.01 - 1,000,000.00	6	5,675,417.85	0.34	945,902.98	7.428	67.00	70.49	67.00	634
1,100,000.01 - 1,200,000.00	1	1,151,795.10	0.07	1,151,795.10	6.650	65.00	65.00	65.00	650
1,200,000.01 - 1,220,000.00	1	1,215,637.61	0.07	1,215,637.61	6.600	59.28	59.28	59.28	726
Total:	7,836	1,687,719,836.65	100.00	215,380.28	8.048	81.61	87.48	81.61	620

The average loan balance of the mortgage loans at origination was $215,765.65 .

Principal Balances of the Mortgage Loans as of the Cut-off Date
Range ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
20,172.32 - 25,000.00	56	1,264,891.04	0.07	22,587.34	10.999	100.00	100.00	100.00	640
25,000.01 - 50,000.00	270	10,431,444.44	0.62	38,634.98	11.021	94.33	94.55	94.33	629
50,000.01 - 75,000.00	528	33,709,729.37	2.00	63,844.18	9.604	83.18	84.80	83.18	602
75,000.01 - 100,000.00	700	61,969,263.28	3.67	88,527.52	9.047	81.69	84.80	81.69	598
100,000.01 - 125,000.00	720	81,042,169.07	4.80	112,558.57	8.731	81.90	86.41	81.90	609
125,000.01 - 150,000.00	707	97,635,063.72	5.79	138,097.69	8.513	80.93	85.03	80.93	607
150,000.01 - 175,000.00	717	116,542,890.34	6.91	162,542.39	8.255	80.78	86.05	80.78	611
175,000.01 - 200,000.00	652	122,398,316.14	7.25	187,727.48	8.112	80.48	85.94	80.48	612
200,000.01 - 225,000.00	563	120,100,299.86	7.12	213,322.02	8.017	81.91	86.88	81.91	615
225,000.01 - 250,000.00	441	104,663,685.33	6.20	237,332.62	7.937	81.68	87.35	81.68	618
250,000.01 - 275,000.00	378	98,933,029.58	5.86	261,727.59	7.973	81.86	87.08	81.86	620
275,000.01 - 300,000.00	338	97,337,804.35	5.77	287,981.67	7.877	81.37	88.04	81.37	617
300,000.01 - 350,000.00	566	184,028,056.08	10.90	325,137.91	7.808	82.32	88.97	82.32	623
350,000.01 - 400,000.00	425	159,443,860.71	9.45	375,162.03	7.821	82.23	88.05	82.23	621
400,000.01 - 450,000.00	267	113,532,099.81	6.73	425,213.86	7.656	81.65	88.61	81.65	636
450,000.01 - 500,000.00	202	96,723,346.25	5.73	478,828.45	7.745	81.57	89.22	81.57	635
500,000.01 - 600,000.00	184	100,029,942.20	5.93	543,640.99	7.616	81.89	91.95	81.89	639
600,000.01 - 700,000.00	68	44,157,247.84	2.62	649,371.29	7.541	80.47	90.98	80.47	638
700,000.01 - 800,000.00	30	22,187,815.02	1.31	739,593.83	7.598	80.56	83.56	80.56	621
800,000.01 - 900,000.00	16	13,546,031.66	0.80	846,626.98	7.660	78.50	79.79	78.50	627
900,000.01 - 1,000,000.00	6	5,675,417.85	0.34	945,902.98	7.428	67.00	70.49	67.00	634
1,100,000.01 - 1,200,000.00	1	1,151,795.10	0.07	1,151,795.10	6.650	65.00	65.00	65.00	650
1,200,000.01 - 1,215,637.61	1	1,215,637.61	0.07	1,215,637.61	6.600	59.28	59.28	59.28	726
Total:	7,836	1,687,719,836.65	100.00	215,380.28	8.048	81.61	87.48	81.61	620

The average loan balance of the mortgage loans as of the cut-off date was $215,380.28 .

Gross Mortgage Rates of the Mortgage Loans at Origination
Range of Gross Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
5.150 - 5.500	3	1,043,244.55	0.06	347,748.18	5.278	78.33	90.96	78.33	613
5.501 - 6.000	40	14,031,362.73	0.83	350,784.07	5.879	78.51	91.71	78.51	659
6.001 - 6.500	243	75,678,342.13	4.48	311,433.51	6.352	76.49	85.47	76.49	658
6.501 - 7.000	824	236,773,531.03	14.03	287,346.52	6.832	78.14	85.93	78.14	642
7.001 - 7.500	1,168	300,426,773.15	17.80	257,214.70	7.315	80.36	88.55	80.36	636
7.501 - 8.000	1,427	348,842,030.66	20.67	244,458.33	7.793	80.92	87.73	80.92	623
8.001 - 8.500	1,019	218,192,180.10	12.93	214,123.83	8.294	81.49	86.61	81.49	609
8.501 - 9.000	1,001	198,893,297.30	11.78	198,694.60	8.770	82.87	86.28	82.87	596
9.001 - 9.500	620	112,039,179.04	6.64	180,708.35	9.276	84.62	87.11	84.62	593
9.501 - 10.000	612	86,809,953.29	5.14	141,846.33	9.758	86.27	88.52	86.27	595
10.001 - 10.500	235	34,596,024.18	2.05	147,217.12	10.260	87.37	88.56	87.37	590
10.501 - 11.000	203	27,029,197.82	1.60	133,148.76	10.762	90.43	91.65	90.43	605
11.001 - 11.500	117	11,282,573.18	0.67	96,432.25	11.264	90.98	91.64	90.98	601
11.501 - 12.000	106	7,782,738.25	0.46	73,422.06	11.770	94.89	95.22	94.89	616
12.001 - 12.500	161	11,171,796.43	0.66	69,390.04	12.252	99.04	99.15	99.04	620
12.501 - 13.000	53	2,947,679.34	0.17	55,616.59	12.610	100.00	100.00	100.00	628
13.001 - 13.300	4	179,933.47	0.01	44,983.37	13.136	100.00	100.00	100.00	612
Total:	7,836	1,687,719,836.65	100.00	215,380.28	8.048	81.61	87.48	81.61	620
The weighted-average mortgage rate of the mortgage loans as of the cut-off date was 8.048%.

Original Term to Maturity of the Mortgage Loans
Original Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
120 - 240	121	14,361,609.32	0.85	118,690.99	7.945	75.71	76.46	75.71	622
241 - 360	7,715	1,673,358,227.33	99.15	216,896.72	8.049	81.66	87.57	81.66	620
Total:	7,836	1,687,719,836.65	100.00	215,380.28	8.048	81.61	87.48	81.61	620

The weighted-average original term to maturity of the mortgage loans as of the cut-off date was 359 months.

Remaining Term to Maturity of the Mortgage Loans
Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
116 - 120	2	200,099.18	0.01	100,049.59	8.357	84.97	84.97	84.97	557
121 - 180	75	8,442,929.14	0.50	112,572.39	7.941	73.50	73.85	73.50	616
181 - 240	44	5,718,581.00	0.34	129,967.75	7.936	78.66	80.02	78.66	633
241 - 300	20	3,081,430.91	0.18	154,071.55	7.621	79.69	79.69	79.69	649
301 - 357	7,695	1,670,276,796.42	98.97	217,060.01	8.050	81.66	87.59	81.66	620
Total:	7,836	1,687,719,836.65	100.00	215,380.28	8.048	81.61	87.48	81.61	620

The weighted-average remaining term to maturity of the mortgage loans as of the cut-off date was 355 months.

Seasoning of the Mortgage Loans
Seasoning (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
3-6	7,809	1,682,080,909.35	99.67	215,402.86	8.048	81.59	87.47	81.59	620
7-9	27	5,638,927.30	0.33	208,849.16	8.013	86.90	89.06	86.90	638
Total:	7,836	1,687,719,836.65	100.00	215,380.28	8.048	81.61	87.48	81.61	620

The weighted-average seasoning of the mortgage loans as of the cut-off date was 4 months.

Combined Loan-To-Value Ratio of the Mortgage Loans at Origination
Combined Loan-To-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
11.85 - 15.00	3	202,469.57	0.01	67,489.86	8.255	13.70	15.79	13.70	561
15.01 - 20.00	5	349,160.76	0.02	69,832.15	8.583	17.83	17.83	17.83	578
20.01 - 25.00	11	941,131.12	0.06	85,557.37	7.835	23.01	23.01	23.01	575
25.01 - 30.00	12	1,214,733.55	0.07	101,227.80	8.194	27.67	27.67	27.67	575
30.01 - 35.00	22	2,559,205.19	0.15	116,327.51	8.132	33.13	33.13	33.13	603
35.01 - 40.00	32	4,505,507.81	0.27	140,797.12	7.867	37.52	37.52	37.52	588
40.01 - 45.00	44	7,167,786.11	0.42	162,904.23	7.754	42.51	42.51	42.51	590
45.01 - 50.00	83	14,527,469.14	0.86	175,029.75	7.749	47.95	48.31	47.95	595
50.01 - 55.00	101	17,365,476.99	1.03	171,935.42	7.833	52.76	53.54	52.76	587
55.01 - 60.00	141	31,278,345.14	1.85	221,832.24	7.600	57.81	57.81	57.81	592
60.01 - 65.00	222	48,894,065.87	2.90	220,243.54	7.804	63.33	63.34	63.33	581
65.01 - 70.00	308	64,438,785.38	3.82	209,216.84	7.897	68.61	69.09	68.61	584
70.01 - 75.00	484	108,615,905.18	6.44	224,413.03	7.943	73.80	74.10	73.80	585
75.01 - 80.00	2,558	647,671,210.49	38.38	253,194.37	7.622	79.78	94.19	79.78	636
80.01 - 85.00	768	176,845,101.84	10.48	230,267.06	8.025	84.34	85.12	84.34	603
85.01 - 90.00	1,726	362,777,587.20	21.50	210,184.00	8.355	89.63	90.51	89.63	620
90.01 - 95.00	680	148,009,241.54	8.77	217,660.65	8.590	94.67	94.96	94.67	636
95.01 - 100.00	636	50,356,653.77	2.98	79,177.13	10.956	99.98	99.98	99.98	638
Total:	7,836	1,687,719,836.65	100.00	215,380.28	8.048	81.61	87.48	81.61	620

The weighted-average Combined loan-to-value ratio of the mortgage loans as of the cut-off date was 81.61%.

Fully Combined Loan-To-Value Ratio of the Mortgage Loans at Origination
Fully Combined Loan-To-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
11.85 - 15.00	2	127,698.84	0.01	63,849.42	8.756	13.43	13.43	13.43	574
15.01 - 20.00	6	423,931.49	0.03	70,655.25	8.375	17.18	18.18	17.18	571
20.01 - 25.00	11	941,131.12	0.06	85,557.37	7.835	23.01	23.01	23.01	575
25.01 - 30.00	12	1,214,733.55	0.07	101,227.80	8.194	27.67	27.67	27.67	575
30.01 - 35.00	22	2,559,205.19	0.15	116,327.51	8.132	33.13	33.13	33.13	603
35.01 - 40.00	32	4,505,507.81	0.27	140,797.12	7.867	37.52	37.52	37.52	588
40.01 - 45.00	44	7,167,786.11	0.42	162,904.23	7.754	42.51	42.51	42.51	590
45.01 - 50.00	82	14,427,800.58	0.85	175,948.79	7.755	47.96	47.96	47.96	595
50.01 - 55.00	100	17,078,021.60	1.01	170,780.22	7.847	52.76	52.76	52.76	586
55.01 - 60.00	141	31,278,345.14	1.85	221,832.24	7.600	57.81	57.81	57.81	592
60.01 - 65.00	222	48,894,065.87	2.90	220,243.54	7.804	63.33	63.34	63.33	581
65.01 - 70.00	303	62,914,720.10	3.73	207,639.34	7.919	68.59	68.59	68.59	583
70.01 - 75.00	473	107,194,754.57	6.35	226,627.39	7.934	73.79	73.79	73.79	586
75.01 - 80.00	814	180,273,094.13	10.68	221,465.72	7.973	79.21	79.22	79.21	594
80.01 - 85.00	714	167,286,980.66	9.91	234,295.49	7.969	84.31	84.31	84.31	604
85.01 - 90.00	1,512	330,241,814.90	19.57	218,413.90	8.271	89.53	89.60	89.53	622
90.01 - 95.00	661	146,183,821.63	8.66	221,155.55	8.571	94.28	94.66	94.28	635
95.01 - 100.00	2,685	565,006,423.36	33.48	210,430.70	7.930	82.57	99.97	82.57	646
Total:	7,836	1,687,719,836.65	100.00	215,380.28	8.048	81.61	87.48	81.61	620

The weighted-average Fully Combined loan-to-value ratio of the mortgage loans as of the cut-off date was 87.48%.

Effective Loan-To-Value Ratio of the Mortgage Loans at Origination
Effective Loan-To-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
11.85 - 15.00	3	202,469.57	0.01	67,489.86	8.255	13.70	15.79	13.70	561
15.01 - 20.00	5	349,160.76	0.02	69,832.15	8.583	17.83	17.83	17.83	578
20.01 - 25.00	11	941,131.12	0.06	85,557.37	7.835	23.01	23.01	23.01	575
25.01 - 30.00	12	1,214,733.55	0.07	101,227.80	8.194	27.67	27.67	27.67	575
30.01 - 35.00	22	2,559,205.19	0.15	116,327.51	8.132	33.13	33.13	33.13	603
35.01 - 40.00	32	4,505,507.81	0.27	140,797.12	7.867	37.52	37.52	37.52	588
40.01 - 45.00	44	7,167,786.11	0.42	162,904.23	7.754	42.51	42.51	42.51	590
45.01 - 50.00	83	14,527,469.14	0.86	175,029.75	7.749	47.95	48.31	47.95	595
50.01 - 55.00	101	17,365,476.99	1.03	171,935.42	7.833	52.76	53.54	52.76	587
55.01 - 60.00	141	31,278,345.14	1.85	221,832.24	7.600	57.81	57.81	57.81	592
60.01 - 65.00	222	48,894,065.87	2.90	220,243.54	7.804	63.33	63.34	63.33	581
65.01 - 70.00	308	64,438,785.38	3.82	209,216.84	7.897	68.61	69.09	68.61	584
70.01 - 75.00	484	108,615,905.18	6.44	224,413.03	7.943	73.80	74.10	73.80	585
75.01 - 80.00	2,558	647,671,210.49	38.38	253,194.37	7.622	79.78	94.19	79.78	636
80.01 - 85.00	768	176,845,101.84	10.48	230,267.06	8.025	84.34	85.12	84.34	603
85.01 - 90.00	1,726	362,777,587.20	21.50	210,184.00	8.355	89.63	90.51	89.63	620
90.01 - 95.00	680	148,009,241.54	8.77	217,660.65	8.590	94.67	94.96	94.67	636
95.01 - 100.00	636	50,356,653.77	2.98	79,177.13	10.956	99.98	99.98	99.98	638
Total:	7,836	1,687,719,836.65	100.00	215,380.28	8.048	81.61	87.48	81.61	620

The weighted-average Effective loan-to-value ratio of the mortgage loans as of the cut-off date was 81.61%.

Occupancy Type of the Mortgage Loans at Origination
Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Primary	7,140	1,569,804,104.37	93.01	219,860.52	7.983	81.27	87.47	81.27	618
Investor	642	107,086,395.97	6.35	166,801.24	8.998	86.19	87.82	86.19	646
Second Home	54	10,829,336.31	0.64	200,543.27	8.157	84.47	85.71	84.47	655
Total:	7,836	1,687,719,836.65	100.00	215,380.28	8.048	81.61	87.48	81.61	620

Property Types of the Mortgage Loans
Property Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Single Family	5,775	1,223,902,025.12	72.52	211,931.09	8.035	81.48	86.92	81.48	617
PUD	1,040	234,239,099.35	13.88	225,229.90	8.026	82.94	90.31	82.94	622
Two to Four Family	415	116,960,134.29	6.93	281,831.65	8.120	80.31	85.85	80.31	637
Condo	606	112,618,577.89	6.67	185,839.24	8.169	81.56	89.40	81.56	632
Total:	7,836	1,687,719,836.65	100.00	215,380.28	8.048	81.61	87.48	81.61	620

Loan Purpose of the Mortgage Loans
Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Cash-Out Refinance	4,124	924,157,986.57	54.76	224,092.63	7.993	79.76	80.64	79.76	605
Purchase	3,215	663,941,046.59	39.34	206,513.54	8.159	84.14	96.82	84.14	640
Rate/Term Refinance	497	99,620,803.49	5.90	200,444.27	7.831	81.84	88.74	81.84	624
Total:	7,836	1,687,719,836.65	100.00	215,380.28	8.048	81.61	87.48	81.61	620

Documentation of the Mortgage Loans at Origination
Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Full	5,004	1,018,790,175.48	60.36	203,595.16	7.828	81.08	86.12	81.08	610
Limited	744	172,154,870.40	10.20	231,390.95	7.962	81.30	89.98	81.30	620
Stated	2,088	496,774,790.77	29.43	237,918.96	8.530	82.79	89.39	82.79	642
Total:	7,836	1,687,719,836.65	100.00	215,380.28	8.048	81.61	87.48	81.61	620

Lien Position of the Mortgage Loans at Origination
Lien Position	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
First	7,307	1,657,276,787.25	98.20	226,806.73	7.984	81.27	87.25	81.27	620
Second	529	30,443,049.40	1.80	57,548.30	11.544	99.98	99.98	99.98	633
Total:	7,836	1,687,719,836.65	100.00	215,380.28	8.048	81.61	87.48	81.61	620

Index of the Mortgage Loans
Index	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Six-Month LIBOR	5,248	1,264,745,901.21	100.00	240,995.79	8.059	81.85	88.95	81.85	618
Total:	5,248	1,264,745,901.21	100.00	240,995.79	8.059	81.85	88.95	81.85	618

Prepayment Penalty Status of the Mortgage Loans at Origination
Prepayment Penalty Status	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Has Prepayment Penalty	4,748	1,081,053,923.59	64.05	227,686.17	7.811	81.12	87.91	81.12	622
Has No Prepayment Penalty	3,088	606,665,913.06	35.95	196,459.17	8.472	82.46	86.72	82.46	617
Total:	7,836	1,687,719,836.65	100.00	215,380.28	8.048	81.61	87.48	81.61	620

Prepayment Penalty Term of the Mortgage Loans at Origination
Prepayment Penalty Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
None	3,088	606,665,913.06	35.95	196,459.17	8.472	82.46	86.72	82.46	617
12	358	104,290,085.68	6.18	291,313.09	7.917	80.10	86.84	80.10	627
24	2,643	633,348,883.31	37.53	239,632.57	7.854	81.93	90.32	81.93	619
30	2	368,201.26	0.02	184,100.63	9.128	81.49	81.49	81.49	565
36	1,745	343,046,753.34	20.33	196,588.40	7.696	79.94	83.78	79.94	626
Total:	7,836	1,687,719,836.65	100.00	215,380.28	8.048	81.61	87.48	81.61	620

Geographic Concentration of the Mortgage Loans
Location	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
California	1,379	476,063,885.27	28.21	345,223.99	7.690	79.78	88.36	79.78	630
Florida	1,133	235,123,976.63	13.93	207,523.37	8.005	81.47	87.93	81.47	625
Illinois	659	128,474,156.25	7.61	194,953.20	8.459	84.10	88.19	84.10	616
Arizona	529	102,712,056.15	6.09	194,162.68	8.074	82.67	88.89	82.67	620
New York	282	92,031,542.00	5.45	326,352.99	7.833	77.65	82.05	77.65	621
Maryland	359	81,240,006.87	4.81	226,295.28	7.779	80.05	82.95	80.05	607
New Jersey	302	80,179,788.91	4.75	265,495.99	8.081	80.84	82.90	80.84	613
Texas	476	52,335,886.72	3.10	109,949.34	8.886	84.60	89.10	84.60	601
Nevada	150	39,823,845.37	2.36	265,492.30	7.907	83.03	89.97	83.03	627
Washington	149	34,200,117.44	2.03	229,530.99	7.947	81.38	85.12	81.38	611
Massachusetts	120	30,001,131.80	1.78	250,009.43	8.142	79.83	84.77	79.83	617
Pennsylvania	212	29,894,977.10	1.77	141,014.04	8.381	83.84	84.11	83.84	611
Michigan	196	22,514,305.46	1.33	114,868.91	8.740	85.54	89.95	85.54	605
Connecticut	101	22,005,336.47	1.30	217,874.62	8.325	82.78	89.46	82.78	614
Utah	124	21,573,620.26	1.28	173,980.81	8.371	84.45	93.05	84.45	628
Minnesota	128	21,485,407.53	1.27	167,854.75	8.171	82.84	90.09	82.84	620
Colorado	119	20,828,759.90	1.23	175,031.60	8.033	83.78	91.07	83.78	613
Wisconsin	145	19,797,513.00	1.17	136,534.57	8.795	85.89	89.87	85.89	608
Missouri	178	19,474,138.66	1.15	109,405.27	8.869	84.00	87.91	84.00	591
Hawaii	55	18,830,091.73	1.12	342,365.30	7.517	79.93	87.42	79.93	637
Louisiana	119	15,478,851.18	0.92	130,074.38	8.498	83.98	88.82	83.98	618
Oregon	58	13,011,995.44	0.77	224,344.75	7.911	83.69	87.60	83.69	619
Ohio	99	11,125,941.09	0.66	112,383.24	8.721	85.67	86.30	85.67	594
North Carolina	64	8,757,321.27	0.52	136,833.14	8.774	84.68	89.94	84.68	599
Indiana	89	8,418,099.83	0.50	94,585.39	8.745	85.99	86.96	85.99	614
Rhode Island	37	7,680,226.00	0.46	207,573.68	8.270	81.83	87.53	81.83	613
Georgia	44	6,944,466.51	0.41	157,828.78	8.299	84.43	88.42	84.43	612
Alabama	54	6,483,412.12	0.38	120,063.19	8.608	85.34	86.98	85.34	612
Tennessee	49	6,427,505.28	0.38	131,173.58	8.458	87.45	88.61	87.45	607
Oklahoma	61	6,046,847.23	0.36	99,128.64	8.743	85.21	89.48	85.21	605
South Carolina	42	6,013,464.05	0.36	143,177.72	8.320	86.03	88.54	86.03	612
New Mexico	37	5,219,551.52	0.31	141,068.96	8.803	83.73	89.36	83.73	605
Kansas	47	4,949,190.29	0.29	105,301.92	9.049	87.50	91.63	87.50	610
Delaware	22	4,555,234.47	0.27	207,056.11	8.234	82.28	85.59	82.28	599
Nebraska	40	3,752,586.60	0.22	93,814.67	8.976	87.15	93.33	87.15	605
Kentucky	29	3,203,064.52	0.19	110,450.50	8.810	84.16	90.48	84.16	593
Mississippi	30	3,174,142.12	0.19	105,804.74	8.586	86.97	89.99	86.97	614
Alaska	12	2,870,492.21	0.17	239,207.68	8.740	85.88	91.81	85.88	621
New Hampshire	12	2,659,312.83	0.16	221,609.40	7.428	86.38	89.65	86.38	653
Arkansas	19	2,372,524.50	0.14	124,869.71	9.104	83.70	85.08	83.70	575
Iowa	23	2,372,464.62	0.14	103,150.64	9.490	87.61	91.61	87.61	583
Maine	12	2,177,390.39	0.13	181,449.20	8.298	87.18	87.18	87.18	640
Wyoming	15	2,141,449.32	0.13	142,763.29	8.023	81.58	88.33	81.58	629
Idaho	12	1,419,682.66	0.08	118,306.89	8.023	82.36	87.35	82.36	626
South Dakota	9	1,156,566.82	0.07	128,507.42	8.595	84.75	93.33	84.75	624
Vermont	3	544,032.93	0.03	181,344.31	8.569	84.89	92.47	84.89	640
Montana	2	173,477.33	0.01	86,738.67	9.014	83.67	96.33	83.67	656
Total:	7,836	1,687,719,836.65	100.00	215,380.28	8.048	81.61	87.48	81.61	620

Mortgage Insurance Coverage
Mortgage Insurance Coverage %	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
None	7,836	1,687,719,836.65	100.00	215,380.28	8.048	81.61	87.48	81.61	620
Total:	7,836	1,687,719,836.65	100.00	215,380.28	8.048	81.61	87.48	81.61	620

Credit Score of the Mortgage Loans at Origination
Credit Score	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
500 - 524	448	80,672,887.34	4.78	180,073.41	8.811	75.32	75.97	75.32	512
525 - 549	638	123,645,523.78	7.33	193,801.76	8.570	76.30	77.10	76.30	536
550 - 574	783	153,332,262.14	9.09	195,826.64	8.531	79.58	80.55	79.58	562
575 - 599	808	165,646,724.58	9.81	205,008.32	8.327	80.53	81.22	80.53	587
600 - 624	1,663	337,073,908.47	19.97	202,690.26	8.101	83.32	89.79	83.32	612
625 - 649	1,503	343,058,870.46	20.33	228,249.41	7.783	82.70	90.66	82.70	637
650 - 674	1,017	239,269,228.92	14.18	235,269.64	7.810	82.59	92.44	82.59	661
675 - 699	534	136,028,404.27	8.06	254,734.84	7.590	83.22	92.68	83.22	686
700 - 724	248	60,659,385.57	3.59	244,594.30	7.582	83.68	93.15	83.68	711
725 - 749	106	28,996,451.95	1.72	273,551.43	7.457	83.64	91.63	83.64	735
750 - 774	51	12,948,276.01	0.77	253,887.76	7.593	84.47	92.49	84.47	760
775 - 799	24	4,089,630.01	0.24	170,401.25	7.647	83.54	88.00	83.54	785
800 - 812	13	2,298,283.15	0.14	176,791.01	7.752	86.66	95.78	86.66	805
Total:	7,836	1,687,719,836.65	100.00	215,380.28	8.048	81.61	87.48	81.61	620

The non-zero weighted-average credit score of the mortgage loans as of the cut-off date was 620.

Debt-To-Income Ratio of the Mortgage Loans at Origination
Debt-To-Income Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
1.00 - 10.00	70	17,744,736.99	1.05	253,496.24	7.764	78.86	81.60	78.86	631
10.01 - 20.00	248	47,804,499.11	2.83	192,760.08	8.201	79.46	83.77	79.46	615
20.01 - 30.00	869	169,577,875.93	10.05	195,141.40	8.002	80.53	84.94	80.53	624
30.01 - 40.00	2,124	439,584,271.96	26.05	206,960.58	8.055	81.78	87.43	81.78	622
40.01 - 50.00	4,253	952,990,121.69	56.47	224,074.80	8.064	82.60	89.31	82.60	621
50.01 - 55.00	272	60,018,330.97	3.56	220,655.63	7.843	70.21	70.60	70.21	588
Total:	7,836	1,687,719,836.65	100.00	215,380.28	8.048	81.61	87.48	81.61	620

The non-zero weighted-average debt-to-income ratio of the mortgage loans as of the cut-off date was 40.44%.

Channel of the Mortgage Loans
Channel	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Flow	104	21,571,530.64	1.28	207,418.56	8.231	78.46	82.28	78.46	597
Retail	824	150,016,875.16	8.89	182,059.31	7.788	79.51	79.63	79.51	633
Wholesale	6,908	1,516,131,430.85	89.83	219,474.73	8.072	81.86	88.33	81.86	619
Total:	7,836	1,687,719,836.65	100.00	215,380.28	8.048	81.61	87.48	81.61	620

Margin of the Adjustable-Rate Mortgage Loans
Range of Margins of the Adjustable Rate Mortgage Loans (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
2.250 - 2.500	2	698,199.63	0.06	349,099.82	6.851	65.34	76.03	65.34	685
2.501 - 3.000	15	4,338,969.44	0.34	289,264.63	7.018	89.23	89.23	89.23	711
3.001 - 3.500	12	2,619,761.38	0.21	218,313.45	6.586	78.91	80.43	78.91	669
3.501 - 4.000	27	7,201,745.89	0.57	266,731.33	6.943	79.11	79.41	79.11	648
4.001 - 4.500	505	105,863,348.97	8.37	209,630.39	8.381	83.09	87.02	83.09	612
4.501 - 5.000	97	16,287,566.12	1.29	167,913.05	8.425	78.92	78.92	78.92	577
5.001 - 5.500	60	10,860,465.66	0.86	181,007.76	8.883	71.46	71.46	71.46	544
5.501 - 6.000	4,524	1,115,123,694.69	88.17	246,490.65	8.030	81.88	89.54	81.88	619
7.001 - 7.125	6	1,752,149.43	0.14	292,024.91	8.196	84.87	91.37	84.87	602
Total:	5,248	1,264,745,901.21	100.00	240,995.79	8.059	81.85	88.95	81.85	618
The weighted-average margin of the adjustable rate mortgage loans as of the cut-off date was 5.823%.

Next Rate Adjustment Date of the Adjustable-Rate Mortgage Loans
Next Rate Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
June 2008	3	611,083.42	0.05	203,694.47	8.719	80.00	100.00	80.00	643
July 2008	2	670,660.90	0.05	335,330.45	6.490	77.47	77.47	77.47	538
August 2008	10	2,130,429.36	0.17	213,042.94	8.576	84.06	92.32	84.06	609
September 2008	59	11,671,209.69	0.92	197,817.11	8.158	82.94	92.35	82.94	617
October 2008	3,160	782,139,762.24	61.84	247,512.58	8.045	82.04	89.96	82.04	619
November 2008	347	81,987,821.76	6.48	236,276.14	8.161	81.70	88.19	81.70	611
May 2009	1	141,491.75	0.01	141,491.75	7.500	95.00	95.00	95.00	686
June 2009	1	282,261.62	0.02	282,261.62	7.400	85.00	85.00	85.00	571
August 2009	8	1,790,560.30	0.14	223,820.04	8.820	86.01	93.77	86.01	611
September 2009	22	5,028,897.43	0.40	228,586.25	8.464	83.62	94.11	83.62	628
October 2009	1,409	326,188,430.38	25.79	231,503.50	8.074	81.57	86.91	81.57	617
November 2009	218	49,058,261.81	3.88	225,037.90	7.976	80.32	86.36	80.32	612
May 2011	1	393,081.25	0.03	393,081.25	7.125	90.00	90.00	90.00	736
October 2011	5	1,898,749.67	0.15	379,749.93	7.028	80.83	80.83	80.83	710
November 2011	1	380,000.00	0.03	380,000.00	7.500	89.41	89.41	89.41	705
October 2013	1	373,199.63	0.03	373,199.63	7.375	80.00	100.00	80.00	686
Total:	5,248	1,264,745,901.21	100.00	240,995.79	8.059	81.85	88.95	81.85	618

The weighted-average next rate adjustment date of the adjustable rate mortgage loans as of the cut-off date was January 25, 2009.

Maximum Mortgage Rate of the Adjustable-Rate Mortgage Loans
Range of Maximum Mortgage Rates of the Adjustable Rate Mortgage Loans (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
11.150 - 11.500	4	1,368,244.55	0.11	342,061.14	5.509	71.25	80.87	71.25	629
11.501 - 12.000	39	13,715,261.35	1.08	351,673.37	5.883	78.47	91.52	78.47	658
12.001 - 12.500	145	49,825,616.69	3.94	343,624.94	6.357	78.64	91.27	78.64	656
12.501 - 13.000	500	156,479,772.03	12.37	312,959.54	6.830	78.83	89.54	78.83	636
13.001 - 13.500	778	215,729,121.90	17.06	277,286.79	7.309	80.45	90.77	80.45	634
13.501 - 14.000	999	266,448,817.15	21.07	266,715.53	7.794	81.21	89.21	81.21	622
14.001 - 14.500	745	174,801,642.01	13.82	234,633.08	8.294	81.70	87.61	81.70	610
14.501 - 15.000	774	163,981,770.96	12.97	211,862.75	8.774	83.46	87.25	83.46	596
15.001 - 15.500	489	93,008,560.18	7.35	190,201.55	9.276	85.05	87.69	85.05	595
15.501 - 16.000	411	71,081,564.55	5.62	172,947.85	9.757	85.99	88.16	85.99	596
16.001 - 16.500	174	28,100,816.30	2.22	161,498.94	10.253	86.95	88.19	86.95	591
16.501 - 17.000	117	19,647,487.87	1.55	167,927.25	10.750	88.76	90.06	88.76	601
17.001 - 17.500	47	7,000,132.84	0.55	148,939.00	11.264	87.34	88.28	87.34	586
17.501 - 18.000	21	2,621,639.08	0.21	124,839.96	11.725	85.66	86.52	85.66	582
18.001 - 18.500	5	935,453.75	0.07	187,090.75	12.269	92.44	93.18	92.44	600
Total:	5,248	1,264,745,901.21	100.00	240,995.79	8.059	81.85	88.95	81.85	618

The weighted-average maximum mortgage rate of the adjustable rate mortgage loans as of the cut-off date was 14.058%.

Minimum Mortgage Rate of the Adjustable-Rate Mortgage Loans
Range of Minimum Mortgage Rates of the Adjustable Rate Mortgage Loans (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
6.000 - 6.000	42	14,758,505.90	1.17	351,393.00	5.841	78.46	91.48	78.46	655
6.001 - 6.500	145	49,777,417.06	3.94	343,292.53	6.349	78.44	90.93	78.44	656
6.501 - 7.000	499	156,084,389.37	12.34	312,794.37	6.830	78.82	89.51	78.82	636
7.001 - 7.500	780	216,497,704.19	17.12	277,561.16	7.309	80.45	90.80	80.45	634
7.501 - 8.000	999	266,448,817.15	21.07	266,715.53	7.794	81.21	89.21	81.21	622
8.001 - 8.500	745	174,801,642.01	13.82	234,633.08	8.294	81.70	87.61	81.70	610
8.501 - 9.000	774	163,981,770.96	12.97	211,862.75	8.774	83.46	87.25	83.46	596
9.001 - 9.500	489	93,008,560.18	7.35	190,201.55	9.276	85.05	87.69	85.05	595
9.501 - 10.000	411	71,081,564.55	5.62	172,947.85	9.757	85.99	88.16	85.99	596
10.001 - 10.500	174	28,100,816.30	2.22	161,498.94	10.253	86.95	88.19	86.95	591
10.501 - 11.000	117	19,647,487.87	1.55	167,927.25	10.750	88.76	90.06	88.76	601
11.001 - 11.500	47	7,000,132.84	0.55	148,939.00	11.264	87.34	88.28	87.34	586
11.501 - 12.000	21	2,621,639.08	0.21	124,839.96	11.725	85.66	86.52	85.66	582
12.001 - 12.500	5	935,453.75	0.07	187,090.75	12.269	92.44	93.18	92.44	600
Total:	5,248	1,264,745,901.21	100.00	240,995.79	8.059	81.85	88.95	81.85	618

The weighted-average minimum mortgage rate of the adjustable rate mortgage loans as of the cut-off date was 8.061%.

Initial Periodic Cap of the Adjustable-Rate Mortgage Loans
Initial Periodic Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
2.000	5,240	1,261,700,870.66	99.76	240,782.61	8.061	81.85	88.96	81.85	618
5.000	2	698,199.63	0.06	349,099.82	6.851	65.34	76.03	65.34	685
6.000	6	2,346,830.92	0.19	391,138.49	7.228	88.23	88.23	88.23	717
Total:	5,248	1,264,745,901.21	100.00	240,995.79	8.059	81.85	88.95	81.85	618

The weighted-average initial periodic cap of the adjustable rate mortgage loans as of the cut-off date was 2.009%.

Subsequent Periodic Cap of the Adjustable-Rate Mortgage Loans
Subsequent Periodic Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
1.000	5,246	1,264,047,701.58	99.94	240,954.58	8.060	81.86	88.96	81.86	618
2.000	2	698,199.63	0.06	349,099.82	6.851	65.34	76.03	65.34	685
Total:	5,248	1,264,745,901.21	100.00	240,995.79	8.059	81.85	88.95	81.85	618

The weighted-average subsequent periodic cap of the adjustable rate mortgage loans as of the cut-off date was 1.001%.

Interest Only Term of the Mortgage Loans at Origination
Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
None	6,746	1,334,944,701.71	79.10	197,886.85	8.244	81.54	85.77	81.54	612
60	1,088	352,076,935.31	20.86	323,600.12	7.310	81.89	94.00	81.89	650
120	2	698,199.63	0.04	349,099.82	6.851	65.34	76.03	65.34	685
Total:	7,836	1,687,719,836.65	100.00	215,380.28	8.048	81.61	87.48	81.61	620

Historical Delinquency of the Mortgage Loans
Historical Delinquency (Past 12 Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
0 X 30	7,832	1,686,627,297.96	99.94	215,350.78	8.048	81.61	87.48	81.61	620
1 X 30	4	1,092,538.69	0.06	273,134.67	9.182	79.97	85.43	79.97	548
Total:	7,836	1,687,719,836.65	100.00	215,380.28	8.048	81.61	87.48	81.61	620

Group I Collateral: Summary
Statistics for the Mortgage Loans listed below are based on Cut-off Date scheduled balances.

		Minimum	Maximum

Scheduled Principal Balance:	$897,891,892.49
Number of Mortgage Loans	4,791
Average Scheduled Principal Balance:	$187,412.21	$20,172.32	$614,460.62
Weighted Average Gross Coupon:	8.051%	5.250%	12.850%
Non-Zero Weighted Average Original Credit Score:	619	500	810
Weighted Average Combined LTV Ratio (1):	82.12%	11.85%	100.00%
Weighted Average Fully Combined LTV Ratio (2):	84.98%	11.85%	100.00%
Weighted Average Effective LTV Ratio(3):	82.12%	11.85%	100.00%
Weighted Average Stated Remaining Term:	354 Months	116 Months	357 Months
Weighted Average Original Term:	358 Months	120 Months	360 Months
Weighted Average Roll Term:	24 Months	16 Months	57 Months
Weighted Average Gross Margin:	5.739%	2.250%	7.125%
Weighted Average Initial Periodic Rate Cap:	2.011%	2.000%	6.000%
Weighted Average Subsequent Periodic Rate Cap:	1.001%	1.000%	2.000%
Weighted Average Gross Maximum Lifetime Rate:	14.197%	11.250%	18.150%
Weighted Average Gross Minimum Lifetime Rate:	8.199%	6.000%	12.150%
Weighted Average Seasoning:	4 Months	3 Months	9 Months
Weighted Average First Pay Date:	November 2006	June 2006	December 2006
Weighted Average First Adjustment Date:	February 2009	June 2008	November 2011
Percent Interest Only Loans:	13.58%
Percent Second Liens:	0.92%
Percent of Loans That Has First Lien with Silent Seconds:	16.26%
Non-Zero Weighted Average Debt-To-Income Ratio:	40.25%	1.000%	55.000%

(1) Combined LTV = Principal Balance at Origination + Senior Lien Balance (as applicable) / property value
(2) Fully Combined LTV = Principal Balance at Origination+ Senior and known Junior Lien Balances (as applicable) / property value
(3) Effective LTV = (Principal Balance at Origination+ Senior Lien Balances (as applicable) / property value)* (1-MI coverage) %

Product Type of the Group I Mortgage Loans
Product Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Fixed	1,434	208,865,086.81	23.26	145,652.08	7.826	80.18	81.14	80.18	632
Fixed Dual Amortization 40/20	214	50,390,496.28	5.61	235,469.61	7.540	80.96	83.42	80.96	623
Fixed IO	82	21,294,178.14	2.37	259,685.10	7.220	83.16	86.12	83.16	653
Hybrid 2 Years Dual Amortization 40/20	640	146,601,001.72	16.33	229,064.07	8.236	83.59	86.71	83.59	608
Hybrid 2 Years Fixed	1,071	184,918,063.78	20.59	172,659.26	8.624	83.42	86.07	83.42	602
Hybrid 2 Years Fixed IO	274	68,984,287.25	7.68	251,767.47	7.452	83.35	90.00	83.35	640
Hybrid 3 Years Dual Amortization 40/20	276	63,408,203.19	7.06	229,739.87	7.801	80.38	83.80	80.38	613
Hybrid 3 Years Fixed	672	121,028,947.18	13.48	180,102.60	8.398	82.47	85.16	82.47	608
Hybrid 3 Years Fixed IO	122	30,661,995.45	3.41	251,327.83	7.214	80.94	88.65	80.94	651
Hybrid 5 Years Fixed	3	763,282.69	0.09	254,427.56	7.064	90.95	90.95	90.95	723
Hybrid 5 Years Fixed IO	3	976,350.00	0.11	325,450.00	6.771	75.96	75.96	75.96	696
Total:	4,791	897,891,892.49	100.00	187,412.21	8.051	82.12	84.98	82.12	619

Servicer of the Group I Mortgage Loans
Servicer	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Countrywide	4,791	897,891,892.49	100.00	187,412.21	8.051	82.12	84.98	82.12	619
Total:	4,791	897,891,892.49	100.00	187,412.21	8.051	82.12	84.98	82.12	619

Originator of the Group I Mortgage Loans
Originator	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Argent	4,158	782,982,311.49	87.20	188,307.43	8.118	82.39	85.67	82.39	615
Ameriquest	633	114,909,581.00	12.80	181,531.72	7.590	80.26	80.28	80.26	644
Total:	4,791	897,891,892.49	100.00	187,412.21	8.051	82.12	84.98	82.12	619

Principal Balances of the Group I Mortgage Loans at Origination
Range ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
20,200.00 - 25,000.00	41	917,757.95	0.10	22,384.34	11.130	100.00	100.00	100.00	640
25,000.01 - 50,000.00	151	5,639,670.39	0.63	37,348.81	11.133	95.30	95.71	95.30	639
50,000.01 - 75,000.00	328	20,854,047.11	2.32	63,579.41	9.256	83.01	85.47	83.01	616
75,000.01 - 100,000.00	454	40,172,731.45	4.47	88,486.19	8.675	81.73	85.80	81.73	611
100,000.01 - 125,000.00	510	57,308,563.86	6.38	112,369.73	8.430	81.89	86.68	81.89	620
125,000.01 - 150,000.00	498	68,654,580.09	7.65	137,860.60	8.277	81.64	85.59	81.64	618
150,000.01 - 175,000.00	488	79,169,769.41	8.82	162,233.13	8.150	81.25	84.76	81.25	616
175,000.01 - 200,000.00	452	84,631,447.39	9.43	187,237.72	7.999	80.80	84.78	80.80	618
200,000.01 - 225,000.00	395	84,121,788.39	9.37	212,966.55	7.942	82.25	84.84	82.25	616
225,000.01 - 250,000.00	301	71,289,052.77	7.94	236,840.71	7.824	81.89	84.81	81.89	618
250,000.01 - 275,000.00	241	63,066,446.20	7.02	261,686.50	7.901	82.55	84.34	82.55	624
275,000.01 - 300,000.00	207	59,588,306.22	6.64	287,866.21	7.851	81.26	83.49	81.26	614
300,000.01 - 350,000.00	337	109,557,607.30	12.20	325,096.76	7.773	82.67	84.82	82.67	620
350,000.01 - 400,000.00	274	102,479,629.46	11.41	374,013.25	7.835	82.83	84.81	82.83	619
400,000.01 - 450,000.00	80	33,036,479.06	3.68	412,955.99	7.772	82.58	83.80	82.58	623
450,000.01 - 500,000.00	18	8,633,927.44	0.96	479,662.64	7.914	83.69	84.82	83.69	639
500,000.01 - 600,000.00	15	8,155,627.38	0.91	543,708.49	7.790	83.14	87.09	83.14	648
600,000.01 - 615,000.00	1	614,460.62	0.07	614,460.62	8.950	64.74	64.74	64.74	730
Total:	4,791	897,891,892.49	100.00	187,412.21	8.051	82.12	84.98	82.12	619

The average loan balance of the mortgage loans at origination was $187,798.55 .

Principal Balances of the Group I Mortgage Loans as of the Cut-off Date
Range ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
20,172.32 - 25,000.00	42	942,726.86	0.10	22,445.88	11.142	100.00	100.00	100.00	640
25,000.01 - 50,000.00	156	5,912,925.70	0.66	37,903.37	11.005	93.46	93.86	93.46	638
50,000.01 - 75,000.00	328	21,003,007.39	2.34	64,033.56	9.243	83.19	85.62	83.19	616
75,000.01 - 100,000.00	451	40,025,222.35	4.46	88,747.72	8.673	81.76	85.95	81.76	611
100,000.01 - 125,000.00	512	57,632,796.46	6.42	112,564.06	8.434	82.01	86.74	82.01	620
125,000.01 - 150,000.00	497	68,628,949.72	7.64	138,086.42	8.272	81.55	85.51	81.55	618
150,000.01 - 175,000.00	488	79,271,272.46	8.83	162,441.13	8.145	81.20	84.75	81.20	616
175,000.01 - 200,000.00	450	84,331,520.98	9.39	187,403.38	8.003	80.84	84.75	80.84	618
200,000.01 - 225,000.00	399	85,070,210.94	9.47	213,208.55	7.947	82.31	84.93	82.31	616
225,000.01 - 250,000.00	297	70,440,584.53	7.85	237,173.69	7.812	81.87	84.76	81.87	619
250,000.01 - 275,000.00	244	63,938,317.42	7.12	262,042.28	7.904	82.42	84.19	82.42	623
275,000.01 - 300,000.00	203	58,516,475.88	6.52	288,258.50	7.849	81.37	83.65	81.37	615
300,000.01 - 350,000.00	338	109,956,103.61	12.25	325,313.92	7.769	82.69	84.84	82.69	620
350,000.01 - 400,000.00	275	102,980,486.54	11.47	374,474.50	7.853	82.73	84.70	82.73	618
400,000.01 - 450,000.00	78	32,286,852.91	3.60	413,934.01	7.727	82.77	84.02	82.77	625
450,000.01 - 500,000.00	17	8,184,350.74	0.91	481,432.40	7.951	83.62	84.82	83.62	641
500,000.01 - 600,000.00	15	8,155,627.38	0.91	543,708.49	7.790	83.14	87.09	83.14	648
600,000.01 - 614,460.62	1	614,460.62	0.07	614,460.62	8.950	64.74	64.74	64.74	730
Total:	4,791	897,891,892.49	100.00	187,412.21	8.051	82.12	84.98	82.12	619

The average loan balance of the mortgage loans as of the cut-off date was $187,412.21 .

Gross Mortgage Rates of the Group I Mortgage Loans at Origination
Range of Gross Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
5.250 - 5.500	1	384,000.00	0.04	384,000.00	5.250	75.59	75.59	75.59	500
5.501 - 6.000	18	5,292,966.00	0.59	294,053.67	5.880	78.23	85.15	78.23	656
6.001 - 6.500	150	35,559,148.72	3.96	237,060.99	6.360	74.00	76.96	74.00	652
6.501 - 7.000	541	123,227,991.00	13.72	227,778.17	6.842	77.09	79.92	77.09	636
7.001 - 7.500	789	169,070,882.44	18.83	214,285.02	7.332	79.80	83.42	79.80	629
7.501 - 8.000	1,024	208,401,106.91	23.21	203,516.71	7.796	80.65	83.77	80.65	614
8.001 - 8.500	518	96,826,828.31	10.78	186,924.38	8.290	83.66	87.18	83.66	614
8.501 - 9.000	527	95,948,995.56	10.69	182,066.41	8.784	86.33	88.57	86.33	607
9.001 - 9.500	372	61,559,836.95	6.86	165,483.43	9.281	87.57	89.43	87.57	605
9.501 - 10.000	377	51,087,045.88	5.69	135,509.41	9.754	88.57	90.33	88.57	602
10.001 - 10.500	139	18,729,586.75	2.09	134,745.23	10.272	87.58	89.04	87.58	601
10.501 - 11.000	125	17,703,821.95	1.97	141,630.58	10.765	89.46	90.70	89.46	598
11.001 - 11.500	78	7,379,383.97	0.82	94,607.49	11.257	92.41	93.42	92.41	604
11.501 - 12.000	59	3,674,063.63	0.41	62,272.26	11.750	95.62	95.91	95.62	626
12.001 - 12.500	57	2,409,946.29	0.27	42,279.76	12.237	98.20	98.72	98.20	619
12.501 - 12.850	16	636,288.13	0.07	39,768.01	12.639	100.00	100.00	100.00	647
Total:	4,791	897,891,892.49	100.00	187,412.21	8.051	82.12	84.98	82.12	619

The weighted-average mortgage rate of the mortgage loans as of the cut-off date was 8.051%.

Original Term to Maturity of the Group I Mortgage Loans
Original Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
120 - 240	91	11,527,041.19	1.28	126,670.78	7.676	76.61	77.29	76.61	635
241 - 360	4,700	886,364,851.30	98.72	188,588.27	8.056	82.19	85.08	82.19	619
Total:	4,791	897,891,892.49	100.00	187,412.21	8.051	82.12	84.98	82.12	619

The weighted-average original term to maturity of the mortgage loans as of the cut-off date was 358 months.

Remaining Term to Maturity of the Group I Mortgage Loans
Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
116 - 120	1	107,126.58	0.01	107,126.58	8.125	90.00	90.00	90.00	589
121 - 180	55	6,396,322.05	0.71	116,296.76	7.593	74.45	74.45	74.45	632
181 - 240	35	5,023,592.56	0.56	143,531.22	7.772	79.08	80.62	79.08	640
241 - 300	16	2,772,802.22	0.31	173,300.14	7.487	79.99	79.99	79.99	653
301 - 357	4,684	883,592,049.08	98.41	188,640.49	8.057	82.19	85.10	82.19	618
Total:	4,791	897,891,892.49	100.00	187,412.21	8.051	82.12	84.98	82.12	619

The weighted-average remaining term to maturity of the mortgage loans as of the cut-off date was 354 months.

Seasoning of the Group I Mortgage Loans
Seasoning (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
3-6	4,777	894,470,529.54	99.62	187,245.24	8.053	82.10	84.97	82.10	619
7-9	14	3,421,362.95	0.38	244,383.07	7.397	86.50	88.28	86.50	642
Total:	4,791	897,891,892.49	100.00	187,412.21	8.051	82.12	84.98	82.12	619

The weighted-average seasoning of the mortgage loans as of the cut-off date was 4 months.

Combined Loan-To-Value Ratio of the Group I Mortgage Loans at Origination
Combined Loan-To-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
11.85 - 15.00	2	124,628.19	0.01	62,314.10	7.540	13.23	16.63	13.23	585
15.01 - 20.00	4	289,318.56	0.03	72,329.64	8.673	18.04	18.04	18.04	594
20.01 - 25.00	9	776,435.50	0.09	86,270.61	7.577	22.99	22.99	22.99	583
25.01 - 30.00	8	752,794.16	0.08	94,099.27	7.936	27.98	27.98	27.98	608
30.01 - 35.00	15	1,822,065.92	0.20	121,471.06	7.808	33.06	33.06	33.06	611
35.01 - 40.00	28	3,954,796.29	0.44	141,242.72	7.711	37.41	37.41	37.41	597
40.01 - 45.00	30	4,572,032.23	0.51	152,401.07	7.425	42.38	42.38	42.38	602
45.01 - 50.00	66	11,041,011.48	1.23	167,288.05	7.565	48.05	48.53	48.05	605
50.01 - 55.00	75	12,292,898.00	1.37	163,905.31	7.618	52.78	52.78	52.78	594
55.01 - 60.00	94	19,912,938.82	2.22	211,839.77	7.349	57.92	57.92	57.92	598
60.01 - 65.00	140	29,302,719.45	3.26	209,305.14	7.594	63.17	63.19	63.17	589
65.01 - 70.00	204	41,558,084.30	4.63	203,716.10	7.625	68.58	68.72	68.58	592
70.01 - 75.00	303	64,086,819.20	7.14	211,507.65	7.666	73.65	74.00	73.65	597
75.01 - 80.00	1,077	211,715,822.74	23.58	196,579.22	7.638	79.62	90.28	79.62	627
80.01 - 85.00	463	97,412,837.52	10.85	210,394.90	7.782	84.26	84.97	84.26	617
85.01 - 90.00	1,414	266,012,860.78	29.63	188,127.91	8.363	89.66	90.32	89.66	622
90.01 - 95.00	573	113,990,585.36	12.70	198,936.45	8.643	94.63	94.93	94.63	633
95.01 - 100.00	286	18,273,243.99	2.04	63,892.46	10.698	99.97	99.97	99.97	635
Total:	4,791	897,891,892.49	100.00	187,412.21	8.051	82.12	84.98	82.12	619

The weighted-average Combined loan-to-value ratio of the mortgage loans as of the cut-off date was 82.12%.

Fully Combined Loan-To-Value Ratio of the Group I Mortgage Loans at Origination
Fully Combined Loan-To-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
11.85 - 15.00	1	49,857.46	0.01	49,857.46	7.750	11.85	11.85	11.85	653
15.01 - 20.00	5	364,089.29	0.04	72,817.86	8.412	17.24	18.40	17.24	583
20.01 - 25.00	9	776,435.50	0.09	86,270.61	7.577	22.99	22.99	22.99	583
25.01 - 30.00	8	752,794.16	0.08	94,099.27	7.936	27.98	27.98	27.98	608
30.01 - 35.00	15	1,822,065.92	0.20	121,471.06	7.808	33.06	33.06	33.06	611
35.01 - 40.00	28	3,954,796.29	0.44	141,242.72	7.711	37.41	37.41	37.41	597
40.01 - 45.00	30	4,572,032.23	0.51	152,401.07	7.425	42.38	42.38	42.38	602
45.01 - 50.00	65	10,941,342.92	1.22	168,328.35	7.570	48.06	48.06	48.06	604
50.01 - 55.00	75	12,292,898.00	1.37	163,905.31	7.618	52.78	52.78	52.78	594
55.01 - 60.00	94	19,912,938.82	2.22	211,839.77	7.349	57.92	57.92	57.92	598
60.01 - 65.00	140	29,302,719.45	3.26	209,305.14	7.594	63.17	63.19	63.17	589
65.01 - 70.00	201	41,241,165.30	4.59	205,179.93	7.617	68.58	68.58	68.58	592
70.01 - 75.00	294	63,078,824.22	7.03	214,553.82	7.647	73.64	73.64	73.64	598
75.01 - 80.00	463	98,315,405.34	10.95	212,344.29	7.674	79.17	79.19	79.17	609
80.01 - 85.00	426	92,543,458.38	10.31	217,238.17	7.715	84.23	84.23	84.23	618
85.01 - 90.00	1,253	247,159,093.59	27.53	197,253.87	8.287	89.62	89.63	89.62	623
90.01 - 95.00	556	112,017,536.80	12.48	201,470.39	8.622	94.27	94.63	94.27	632
95.01 - 100.00	1,128	158,794,438.82	17.69	140,775.21	8.253	84.03	99.92	84.03	636
Total:	4,791	897,891,892.49	100.00	187,412.21	8.051	82.12	84.98	82.12	619
The weighted-average Fully Combined loan-to-value ratio of the mortgage loans as of the cut-off date was 84.98%.

Effective Loan-To-Value Ratio of the Group I Mortgage Loans at Origination
Effective Loan-To-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
11.85 - 15.00	2	124,628.19	0.01	62,314.10	7.540	13.23	16.63	13.23	585
15.01 - 20.00	4	289,318.56	0.03	72,329.64	8.673	18.04	18.04	18.04	594
20.01 - 25.00	9	776,435.50	0.09	86,270.61	7.577	22.99	22.99	22.99	583
25.01 - 30.00	8	752,794.16	0.08	94,099.27	7.936	27.98	27.98	27.98	608
30.01 - 35.00	15	1,822,065.92	0.20	121,471.06	7.808	33.06	33.06	33.06	611
35.01 - 40.00	28	3,954,796.29	0.44	141,242.72	7.711	37.41	37.41	37.41	597
40.01 - 45.00	30	4,572,032.23	0.51	152,401.07	7.425	42.38	42.38	42.38	602
45.01 - 50.00	66	11,041,011.48	1.23	167,288.05	7.565	48.05	48.53	48.05	605
50.01 - 55.00	75	12,292,898.00	1.37	163,905.31	7.618	52.78	52.78	52.78	594
55.01 - 60.00	94	19,912,938.82	2.22	211,839.77	7.349	57.92	57.92	57.92	598
60.01 - 65.00	140	29,302,719.45	3.26	209,305.14	7.594	63.17	63.19	63.17	589
65.01 - 70.00	204	41,558,084.30	4.63	203,716.10	7.625	68.58	68.72	68.58	592
70.01 - 75.00	303	64,086,819.20	7.14	211,507.65	7.666	73.65	74.00	73.65	597
75.01 - 80.00	1,077	211,715,822.74	23.58	196,579.22	7.638	79.62	90.28	79.62	627
80.01 - 85.00	463	97,412,837.52	10.85	210,394.90	7.782	84.26	84.97	84.26	617
85.01 - 90.00	1,414	266,012,860.78	29.63	188,127.91	8.363	89.66	90.32	89.66	622
90.01 - 95.00	573	113,990,585.36	12.70	198,936.45	8.643	94.63	94.93	94.63	633
95.01 - 100.00	286	18,273,243.99	2.04	63,892.46	10.698	99.97	99.97	99.97	635
Total:	4,791	897,891,892.49	100.00	187,412.21	8.051	82.12	84.98	82.12	619

The weighted-average Effective loan-to-value ratio of the mortgage loans as of the cut-off date was 82.12%.

Occupancy Type of the Group I Mortgage Loans at Origination
Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Primary	4,168	792,676,350.68	88.28	190,181.47	7.937	81.49	84.51	81.49	614
Investor	574	95,260,457.76	10.61	165,958.99	8.995	86.82	88.51	86.82	650
Second Home	49	9,955,084.05	1.11	203,164.98	8.099	87.11	88.46	87.11	663
Total:	4,791	897,891,892.49	100.00	187,412.21	8.051	82.12	84.98	82.12	619

Property Types of the Group I Mortgage Loans
Property Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Single Family	3,635	664,768,426.93	74.04	182,879.90	8.038	82.11	84.70	82.11	616
PUD	531	106,145,933.11	11.82	199,898.18	8.033	83.39	87.40	83.39	618
Two to Four Family	268	66,016,753.69	7.35	246,331.17	8.090	79.50	81.87	79.50	637
Condo	357	60,960,778.76	6.79	170,758.48	8.183	82.81	87.18	82.81	636
Total:	4,791	897,891,892.49	100.00	187,412.21	8.051	82.12	84.98	82.12	619

Loan Purpose of the Group I Mortgage Loans
Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Cash-Out Refinance	3,042	649,105,235.78	72.29	213,381.08	7.890	80.69	81.60	80.69	613
Purchase	1,335	171,866,282.84	19.14	128,738.79	8.790	87.39	95.62	87.39	635
Rate/Term Refinance	414	76,920,373.87	8.57	185,798.00	7.760	82.39	89.74	82.39	628
Total:	4,791	897,891,892.49	100.00	187,412.21	8.051	82.12	84.98	82.12	619

Documentation of the Group I Mortgage Loans at Origination
Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Full	3,047	559,688,650.92	62.33	183,685.15	7.730	82.11	84.98	82.11	615
Stated	1,336	259,538,694.72	28.91	194,265.49	8.728	82.82	85.66	82.82	632
Limited	408	78,664,546.85	8.76	192,805.26	8.103	79.86	82.75	79.86	604
Total:	4,791	897,891,892.49	100.00	187,412.21	8.051	82.12	84.98	82.12	619

Lien Position of the Group I Mortgage Loans at Origination
Lien Position	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
First	4,575	889,587,701.86	99.08	194,445.40	8.019	81.95	84.84	81.95	619
Second	216	8,304,190.63	0.92	38,445.33	11.403	99.98	99.98	99.98	641
Total:	4,791	897,891,892.49	100.00	187,412.21	8.051	82.12	84.98	82.12	619

Index of the Group I Mortgage Loans
Index	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Six-Month LIBOR	3,061	617,342,131.26	100.00	201,679.89	8.197	82.83	86.37	82.83	613
Total:	3,061	617,342,131.26	100.00	201,679.89	8.197	82.83	86.37	82.83	613

Prepayment Penalty Status of the Group I Mortgage Loans at Origination
Prepayment Penalty Status	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Has Prepayment Penalties	2,892	551,791,474.17	61.45	190,799.26	7.895	81.72	84.81	81.72	619
Has No Prepayment Penalties	1,899	346,100,418.32	38.55	182,254.04	8.299	82.75	85.25	82.75	618
Total:	4,791	897,891,892.49	100.00	187,412.21	8.051	82.12	84.98	82.12	619

Prepayment Penalty Term of the Group I Mortgage Loans at Origination
Prepayment Penalty Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
None	1,899	346,100,418.32	38.55	182,254.04	8.299	82.75	85.25	82.75	618
12	184	46,323,347.28	5.16	251,757.32	7.852	80.07	81.75	80.07	632
24	1,467	285,303,602.60	31.77	194,480.98	8.083	83.03	87.14	83.03	609
36	1,241	220,164,524.29	24.52	177,408.96	7.660	80.36	82.44	80.36	629
Total:	4,791	897,891,892.49	100.00	187,412.21	8.051	82.12	84.98	82.12	619

Geographic Concentration of the Group I Mortgage Loans
Location	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
California	536	156,657,458.85	17.45	292,271.38	7.717	77.80	79.80	77.80	615
Florida	606	113,974,201.70	12.69	188,076.24	7.971	81.36	83.10	81.36	623
Illinois	488	90,197,009.70	10.05	184,829.94	8.370	84.77	88.50	84.77	621
Arizona	358	64,983,281.58	7.24	181,517.55	8.000	83.02	86.69	83.02	618
Maryland	268	57,740,093.90	6.43	215,448.11	7.668	80.65	82.99	80.65	614
New Jersey	186	45,802,959.39	5.10	246,252.47	7.854	81.55	82.40	81.55	621
New York	159	45,168,211.52	5.03	284,076.80	7.696	76.50	77.90	76.50	614
Texas	248	26,556,772.06	2.96	107,083.76	8.778	85.00	88.37	85.00	610
Washington	104	22,507,337.72	2.51	216,416.71	7.804	81.61	83.66	81.61	625
Nevada	94	22,167,246.58	2.47	235,821.77	8.055	84.12	88.05	84.12	629
Pennsylvania	154	21,833,050.55	2.43	141,773.06	8.230	85.72	86.09	85.72	625
Minnesota	110	17,980,018.33	2.00	163,454.71	8.101	84.52	91.50	84.52	624
Massachusetts	84	17,973,153.26	2.00	213,966.11	8.123	78.89	82.26	78.89	614
Michigan	147	16,544,914.63	1.84	112,550.44	8.674	87.08	91.31	87.08	616
Wisconsin	113	15,676,048.94	1.75	138,726.10	8.735	87.83	92.02	87.83	615
Colorado	92	15,178,480.87	1.69	164,983.49	7.990	85.31	92.33	85.31	615
Missouri	127	13,751,525.98	1.53	108,279.73	8.740	85.27	89.86	85.27	609
Hawaii	43	13,734,599.93	1.53	319,409.30	7.537	79.46	85.21	79.46	626
Utah	89	13,343,828.31	1.49	149,930.66	8.426	85.42	92.21	85.42	624
Connecticut	66	12,843,775.84	1.43	194,602.66	8.329	83.38	88.97	83.38	618
Oregon	46	9,397,958.81	1.05	204,303.45	7.909	84.88	87.95	84.88	621
Louisiana	68	7,997,345.12	0.89	117,608.02	8.222	84.87	88.95	84.87	622
Ohio	68	7,530,961.64	0.84	110,749.44	8.567	87.52	88.44	87.52	607
Indiana	63	5,838,105.03	0.65	92,668.33	8.629	87.33	87.83	87.33	625
Tennessee	41	5,470,855.79	0.61	133,435.51	8.332	88.08	89.44	88.08	619
North Carolina	42	5,330,639.86	0.59	126,920.00	8.591	86.30	91.34	86.30	606
Alabama	41	5,143,279.10	0.57	125,445.83	8.377	85.24	86.26	85.24	621
Rhode Island	21	4,382,600.90	0.49	208,695.28	8.168	81.25	85.37	81.25	628
Georgia	28	4,123,324.85	0.46	147,261.60	8.429	84.48	86.68	84.48	606
Kansas	40	4,063,048.60	0.45	101,576.22	9.026	88.56	93.33	88.56	618
Oklahoma	42	4,050,520.26	0.45	96,440.96	8.554	87.62	91.34	87.62	621
South Carolina	26	3,966,415.79	0.44	152,554.45	8.057	87.97	90.31	87.97	636
Nebraska	36	3,221,731.17	0.36	89,492.53	9.036	87.47	93.82	87.47	607
Delaware	14	2,769,817.93	0.31	197,844.14	8.110	83.22	83.47	83.22	608
New Mexico	17	2,534,120.17	0.28	149,065.89	8.842	86.34	90.19	86.34	621
Mississippi	22	2,474,716.38	0.28	112,487.11	8.385	87.42	91.02	87.42	622
New Hampshire	11	2,447,710.33	0.27	222,519.12	7.297	86.06	88.76	86.06	660
Kentucky	19	2,039,839.11	0.23	107,359.95	8.570	85.08	92.57	85.08	598
Iowa	16	1,781,939.15	0.20	111,371.20	9.471	89.19	94.52	89.19	598
Alaska	7	1,730,547.36	0.19	247,221.05	8.400	86.16	91.54	86.16	622
Maine	10	1,691,461.41	0.19	169,146.14	8.087	86.15	86.15	86.15	637
Wyoming	9	1,326,531.73	0.15	147,392.41	7.850	81.54	84.19	81.54	648
Arkansas	11	1,191,503.40	0.13	108,318.49	8.938	89.28	91.08	89.28	585
Idaho	9	1,139,678.07	0.13	126,630.90	8.087	82.04	85.14	82.04	629
South Dakota	7	915,760.63	0.10	130,822.95	8.574	86.80	93.98	86.80	631
Vermont	3	544,032.93	0.06	181,344.31	8.569	84.89	92.47	84.89	640
Montana	2	173,477.33	0.02	86,738.67	9.014	83.67	96.33	83.67	656
Total:	4,791	897,891,892.49	100.00	187,412.21	8.051	82.12	84.98	82.12	619

Mortgage Insurance Status of the Group I Mortgage Loans at Origination
Mortgage Insurance Status	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
None	4,791	897,891,892.49	100.00	187,412.21	8.051	82.12	84.98	82.12	619
Total:	4,791	897,891,892.49	100.00	187,412.21	8.051	82.12	84.98	82.12	619

Credit Score of the Group I Mortgage Loans at Origination
Credit Score	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
500 - 524	158	29,492,540.79	3.28	186,661.65	8.366	76.67	77.91	76.67	512
525 - 549	323	60,932,131.73	6.79	188,644.37	8.419	76.43	77.19	76.43	537
550 - 574	512	93,702,417.72	10.44	183,012.53	8.445	79.86	80.67	79.86	562
575 - 599	586	110,773,498.72	12.34	189,033.27	8.212	80.60	81.19	80.60	588
600 - 624	1,045	191,657,741.34	21.35	183,404.54	8.136	83.45	86.98	83.45	612
625 - 649	945	180,121,174.86	20.06	190,604.42	7.893	83.20	87.27	83.20	637
650 - 674	590	110,461,023.31	12.30	187,222.07	7.815	82.84	87.45	82.84	660
675 - 699	344	67,453,214.44	7.51	196,084.93	7.696	84.52	88.46	84.52	686
700 - 724	161	29,815,887.03	3.32	185,191.84	7.583	85.24	89.56	85.24	710
725 - 749	70	13,656,558.80	1.52	195,093.70	7.555	86.77	87.98	86.77	736
750 - 774	26	4,746,497.46	0.53	182,557.59	7.615	86.05	86.70	86.05	762
775 - 799	22	3,416,785.46	0.38	155,308.43	7.653	84.24	85.64	84.24	785
800 - 810	9	1,662,420.83	0.19	184,713.43	7.851	88.93	94.17	88.93	805
Total:	4,791	897,891,892.49	100.00	187,412.21	8.051	82.12	84.98	82.12	619

The non-zero weighted-average credit score of the mortgage loans as of the cut-off date was 619.

Debt-To-Income Ratio of the Group I Mortgage Loans at Origination
Debt-To-Income Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
1.00 - 10.00	49	10,792,220.26	1.20	220,249.39	7.840	80.29	82.89	80.29	637
10.01 - 20.00	149	26,690,842.68	2.97	179,133.17	8.236	79.45	81.14	79.45	621
20.01 - 30.00	545	95,090,834.82	10.59	174,478.60	7.970	80.88	82.57	80.88	627
30.01 - 40.00	1,301	238,469,081.39	26.56	183,296.76	8.096	82.57	84.78	82.57	621
40.01 - 50.00	2,562	488,081,827.16	54.36	190,508.13	8.081	83.24	86.93	83.24	617
50.01 - 55.00	185	38,767,086.18	4.32	209,551.82	7.525	70.56	70.79	70.56	599
Total:	4,791	897,891,892.49	100.00	187,412.21	8.051	82.12	84.98	82.12	619

The non-zero weighted-average debt-to-income ratio of the mortgage loans as of the cut-off date was 40.25%.

Channel of the Group I Mortgage Loans
Channel	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Wholesale	4,092	769,796,042.38	85.73	188,122.20	8.120	82.44	85.73	82.44	615
Retail	633	114,909,581.00	12.80	181,531.72	7.590	80.26	80.28	80.26	644
Flow	66	13,186,269.11	1.47	199,791.96	8.045	79.54	81.85	79.54	606
Total:	4,791	897,891,892.49	100.00	187,412.21	8.051	82.12	84.98	82.12	619

Margin of the Group I Adjustable-Rate Mortgage Loans
Range of Margins of the Adjustable Rate Mortgage Loans (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
2.250 - 2.500	1	325,000.00	0.05	325,000.00	6.250	48.51	48.51	48.51	683
2.501 - 3.000	14	3,406,771.21	0.55	243,340.80	6.886	90.38	90.38	90.38	707
3.001 - 3.500	10	1,958,557.71	0.32	195,855.77	6.639	76.23	76.23	76.23	670
3.501 - 4.000	24	5,637,205.95	0.91	234,883.58	7.046	80.10	80.49	80.10	649
4.001 - 4.500	385	76,116,175.87	12.33	197,704.35	8.326	83.73	87.31	83.73	616
4.501 - 5.000	77	13,340,505.50	2.16	173,253.32	8.417	79.28	79.28	79.28	577
5.001 - 5.500	17	3,346,455.46	0.54	196,850.32	8.951	69.76	69.76	69.76	540
5.501 - 6.000	2,530	512,286,478.46	82.98	202,484.77	8.196	82.88	86.60	82.88	613
7.001 - 7.125	3	924,981.10	0.15	308,327.03	8.419	92.05	95.82	92.05	619
Total:	3,061	617,342,131.26	100.00	201,679.89	8.197	82.83	86.37	82.83	613

The weighted-average margin of the adjustable rate mortgage loans as of the cut-off date was 5.739%.

Next Rate Adjustment Date of the Group I Adjustable-Rate Mortgage Loans
Next Rate Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
June 2008	2	304,465.18	0.05	152,232.59	8.435	80.00	100.00	80.00	627
July 2008	1	384,000.00	0.06	384,000.00	5.250	75.59	75.59	75.59	500
August 2008	7	1,614,728.45	0.26	230,675.49	8.489	84.16	95.06	84.16	614
September 2008	30	4,405,742.88	0.71	146,858.10	8.501	83.70	89.42	83.70	605
October 2008	1,761	358,297,081.74	58.04	203,462.28	8.278	83.48	86.91	83.48	611
November 2008	184	35,497,334.50	5.75	192,920.30	8.300	83.44	86.99	83.44	611
May 2009	1	141,491.75	0.02	141,491.75	7.500	95.00	95.00	95.00	686
June 2009	1	282,261.62	0.05	282,261.62	7.400	85.00	85.00	85.00	571
August 2009	7	1,642,784.12	0.27	234,683.45	8.849	86.55	93.21	86.55	608
September 2009	13	2,279,293.94	0.37	175,330.30	8.894	87.44	92.01	87.44	619
October 2009	904	181,190,495.17	29.35	200,431.96	8.068	81.84	85.42	81.84	617
November 2009	144	29,562,819.22	4.79	205,297.36	7.863	79.55	83.26	79.55	607
May 2011	1	393,081.25	0.06	393,081.25	7.125	90.00	90.00	90.00	736
October 2011	4	966,551.44	0.16	241,637.86	6.572	76.80	76.80	76.80	698
November 2011	1	380,000.00	0.06	380,000.00	7.500	89.41	89.41	89.41	705
Total:	3,061	617,342,131.26	100.00	201,679.89	8.197	82.83	86.37	82.83	613

The weighted-average next rate adjustment date of the adjustable rate mortgage loans as of the cut-off date was February 11, 2009.

Maximum Mortgage Rate of the Group I Adjustable-Rate Mortgage Loans
Range of Maximum Mortgage Rates of the Adjustable Rate Mortgage Loans (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
11.250 - 11.500	2	709,000.00	0.11	354,500.00	5.708	63.18	63.18	63.18	584
11.501 - 12.000	18	5,292,966.00	0.86	294,053.67	5.880	78.23	85.15	78.23	656
12.001 - 12.500	66	16,787,458.27	2.72	254,355.43	6.345	75.92	81.74	75.92	642
12.501 - 13.000	261	63,798,219.12	10.33	244,437.62	6.845	77.64	82.14	77.64	624
13.001 - 13.500	449	100,843,890.62	16.34	224,596.64	7.329	79.59	84.65	79.59	622
13.501 - 14.000	640	141,329,186.63	22.89	220,826.85	7.799	81.06	84.75	81.06	609
14.001 - 14.500	367	73,550,816.92	11.91	200,410.95	8.293	83.58	87.72	83.58	613
14.501 - 15.000	422	80,919,450.45	13.11	191,752.25	8.788	86.27	88.73	86.27	607
15.001 - 15.500	296	51,104,663.82	8.28	172,650.89	9.279	87.95	89.93	87.95	606
15.501 - 16.000	286	44,308,021.27	7.18	154,923.15	9.754	88.44	90.20	88.44	603
16.001 - 16.500	109	15,980,805.78	2.59	146,612.90	10.276	86.92	88.38	86.92	602
16.501 - 17.000	91	15,054,302.48	2.44	165,431.90	10.760	88.69	89.80	88.69	596
17.001 - 17.500	40	5,855,954.35	0.95	146,398.86	11.261	91.23	92.35	91.23	597
17.501 - 18.000	13	1,667,981.47	0.27	128,306.27	11.708	90.68	91.15	90.68	600
18.001 - 18.150	1	139,414.08	0.02	139,414.08	12.150	95.00	100.00	95.00	618
Total:	3,061	617,342,131.26	100.00	201,679.89	8.197	82.83	86.37	82.83	613

The weighted-average maximum mortgage rate of the adjustable rate mortgage loans as of the cut-off date was 14.197%.

Minimum Mortgage Rate of the Group I Adjustable-Rate Mortgage Loans
Range of Minimum Mortgage Rates of the Adjustable Rate Mortgage Loans (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
6.000 - 6.000	19	5,676,966.00	0.92	298,787.68	5.837	78.05	84.51	78.05	646
6.001 - 6.500	67	17,112,458.27	2.77	255,409.82	6.343	75.40	81.11	75.40	642
6.501 - 7.000	261	63,798,219.12	10.33	244,437.62	6.845	77.64	82.14	77.64	624
7.001 - 7.500	449	100,843,890.62	16.34	224,596.64	7.329	79.59	84.65	79.59	622
7.501 - 8.000	640	141,329,186.63	22.89	220,826.85	7.799	81.06	84.75	81.06	609
8.001 - 8.500	367	73,550,816.92	11.91	200,410.95	8.293	83.58	87.72	83.58	613
8.501 - 9.000	422	80,919,450.45	13.11	191,752.25	8.788	86.27	88.73	86.27	607
9.001 - 9.500	296	51,104,663.82	8.28	172,650.89	9.279	87.95	89.93	87.95	606
9.501 - 10.000	286	44,308,021.27	7.18	154,923.15	9.754	88.44	90.20	88.44	603
10.001 - 10.500	109	15,980,805.78	2.59	146,612.90	10.276	86.92	88.38	86.92	602
10.501 - 11.000	91	15,054,302.48	2.44	165,431.90	10.760	88.69	89.80	88.69	596
11.001 - 11.500	40	5,855,954.35	0.95	146,398.86	11.261	91.23	92.35	91.23	597
11.501 - 12.000	13	1,667,981.47	0.27	128,306.27	11.708	90.68	91.15	90.68	600
12.001 - 12.150	1	139,414.08	0.02	139,414.08	12.150	95.00	100.00	95.00	618
Total:	3,061	617,342,131.26	100.00	201,679.89	8.197	82.83	86.37	82.83	613
The weighted-average minimum mortgage rate of the adjustable rate mortgage loans as of the cut-off date was 8.199%.

Initial Periodic Cap of the Group I Adjustable-Rate Mortgage Loans
Initial Periodic Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
2.000	3,055	615,602,498.57	99.72	201,506.55	8.201	82.83	86.38	82.83	613
5.000	1	325,000.00	0.05	325,000.00	6.250	48.51	48.51	48.51	683
6.000	5	1,414,632.69	0.23	282,926.54	7.049	90.35	90.35	90.35	714
Total:	3,061	617,342,131.26	100.00	201,679.89	8.197	82.83	86.37	82.83	613

The weighted-average initial periodic cap of the adjustable rate mortgage loans as of the cut-off date was 2.011%.

Subsequent Periodic Cap of the Group I Adjustable-Rate Mortgage Loans
Subsequent Periodic Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
1.000	3,060	617,017,131.26	99.95	201,639.59	8.198	82.85	86.39	82.85	613
2.000	1	325,000.00	0.05	325,000.00	6.250	48.51	48.51	48.51	683
Total:	3,061	617,342,131.26	100.00	201,679.89	8.197	82.83	86.37	82.83	613

The weighted-average subsequent periodic cap of the adjustable rate mortgage loans as of the cut-off date was 1.001%.

Interest Only Term of the Group I Mortgage Loans at Origination
Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
None	4,310	775,975,081.65	86.42	180,040.62	8.161	82.03	84.37	82.03	615
60	480	121,591,810.84	13.54	253,316.27	7.349	82.75	88.98	82.75	646
120	1	325,000.00	0.04	325,000.00	6.250	48.51	48.51	48.51	683
Total:	4,791	897,891,892.49	100.00	187,412.21	8.051	82.12	84.98	82.12	619

Historical Delinquency of the Group I Mortgage Loans
Historical Delinquency (Past 12 Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
0 X 30	4,789	897,719,657.10	99.98	187,454.51	8.051	82.11	84.98	82.11	619
1 X 30	2	172,235.39	0.02	86,117.70	8.962	90.00	100.00	90.00	583
Total:	4,791	897,891,892.49	100.00	187,412.21	8.051	82.12	84.98	82.12	619

Group II Collateral: Summary
Statistics for the Mortgage Loans listed below are based on Cut-off Date scheduled balances.

		Minimum	Maximum

Scheduled Principal Balance:	$789,827,944.16
Number of Mortgage Loans	3,045
Average Scheduled Principal Balance:	$259,385.20	$20,261.22	$1,215,637.61
Weighted Average Gross Coupon:	8.046%	5.150%	13.300%
Non-Zero Weighted Average Original Credit Score:	622	500	812
Weighted Average Combined LTV Ratio (1):	81.03%	14.44%	100.00%
Weighted Average Fully Combined LTV Ratio (2):	90.32%	14.44%	100.00%
Weighted Average Effective LTV Ratio(3):	81.03%	14.44%	100.00%
Weighted Average Stated Remaining Term:	355 Months	116 Months	357 Months
Weighted Average Original Term:	359 Months	120 Months	360 Months
Weighted Average Roll Term:	23 Months	16 Months	80 Months
Weighted Average Gross Margin:	5.904%	2.250%	7.125%
Weighted Average Initial Periodic Rate Cap:	2.007%	2.000%	6.000%
Weighted Average Subsequent Periodic Rate Cap:	1.001%	1.000%	2.000%
Weighted Average Gross Maximum Lifetime Rate:	13.927%	11.150%	18.500%
Weighted Average Gross Minimum Lifetime Rate:	7.929%	6.000%	12.500%
Weighted Average Seasoning:	4 Months	3 Months	9 Months
Weighted Average First Pay Date:	November 2006	June 2006	December 2006
Weighted Average First Adjustment Date:	January 2009	June 2008	October 2013
Percent Interest Only Loans:	29.23%
Percent Second Liens:	2.80%
Percent of Loans That Has First Lien with Silent Seconds:	47.75%
Non-Zero Weighted Average Debt-To-Income Ratio:	40.65%	1.00%	55.00%

(1) Combined LTV = Principal Balance at Origination + Senior Lien Balance (as applicable) / property value
(2) Fully Combined LTV = Principal Balance at Origination+ Senior and known Junior Lien Balances (as applicable) / property value
(3) Effective LTV = (Principal Balance at Origination+ Senior Lien Balances (as applicable) / property value)* (1-MI coverage) %

Product Type of the Group II Mortgage Loans
Product Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Fixed	763	106,003,006.51	13.42	138,929.24	8.972	81.99	84.39	81.99	608
Fixed Dual Amortization 40/20	57	21,048,299.08	2.66	369,268.40	7.575	79.24	85.64	79.24	638
Fixed IO	38	15,372,868.62	1.95	404,549.17	7.294	81.27	91.65	81.27	656
Hybrid 2 Years Dual Amortization 40/20	415	136,694,633.03	17.31	329,384.66	7.900	80.95	91.04	80.95	621
Hybrid 2 Years Fixed	712	164,735,485.18	20.86	231,370.06	8.458	80.11	87.63	80.11	597
Hybrid 2 Years Fixed IO	469	177,277,496.41	22.45	377,990.40	7.306	81.32	97.36	81.32	652
Hybrid 3 Years Dual Amortization 40/20	151	49,564,818.82	6.28	328,243.83	8.008	80.39	87.16	80.39	616
Hybrid 3 Years Fixed	337	79,991,179.21	10.13	237,362.55	8.553	81.39	87.51	81.39	601
Hybrid 3 Years Fixed IO	101	37,834,759.44	4.79	374,601.58	7.213	82.08	95.30	82.08	651
Hybrid 5 Years Fixed	1	932,198.23	0.12	932,198.23	7.500	85.00	85.00	85.00	722
Hybrid 7 Years Fixed IO	1	373,199.63	0.05	373,199.63	7.375	80.00	100.00	80.00	686
Total:	3,045	789,827,944.16	100.00	259,385.20	8.046	81.03	90.32	81.03	622

Servicer of the Group II Mortgage Loans
Servicer	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Countrywide	3,045	789,827,944.16	100.00	259,385.20	8.046	81.03	90.32	81.03	622
Total:	3,045	789,827,944.16	100.00	259,385.20	8.046	81.03	90.32	81.03	622

Originator of the Group II Mortgage Loans
Originator	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Argent	2,854	754,720,650.00	95.56	264,443.11	8.028	81.21	90.92	81.21	623
Ameriquest	191	35,107,294.16	4.44	183,807.82	8.436	77.06	77.48	77.06	597
Total:	3,045	789,827,944.16	100.00	259,385.20	8.046	81.03	90.32	81.03	622

Principal Balances of the Group II Mortgage Loans at Origination
Range ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
20,300.00 - 25,000.00	14	322,164.18	0.04	23,011.73	10.582	100.00	100.00	100.00	641
25,000.01 - 50,000.00	110	4,319,258.84	0.55	39,265.99	11.113	96.42	96.42	96.42	621
50,000.01 - 75,000.00	203	12,831,164.59	1.62	63,207.71	10.200	83.17	83.42	83.17	579
75,000.01 - 100,000.00	249	21,918,943.33	2.78	88,027.88	9.730	81.67	82.80	81.67	576
100,000.01 - 125,000.00	209	23,509,287.50	2.98	112,484.63	9.461	81.47	85.44	81.47	583
125,000.01 - 150,000.00	210	29,006,114.00	3.67	138,124.35	9.083	79.46	83.89	79.46	583
150,000.01 - 175,000.00	228	37,096,679.79	4.70	162,704.74	8.495	79.88	88.75	79.88	600
175,000.01 - 200,000.00	203	38,241,733.25	4.84	188,382.92	8.347	79.68	88.64	79.68	600
200,000.01 - 225,000.00	164	35,030,088.92	4.44	213,598.10	8.188	80.93	91.62	80.93	614
225,000.01 - 250,000.00	143	33,973,113.51	4.30	237,574.22	8.206	81.31	92.62	81.31	618
250,000.01 - 275,000.00	134	34,970,383.25	4.43	260,973.01	8.098	80.85	92.36	80.85	614
275,000.01 - 300,000.00	136	39,095,644.67	4.95	287,467.98	7.912	81.35	94.71	81.35	620
300,000.01 - 350,000.00	227	73,722,057.81	9.33	324,766.77	7.862	81.74	95.16	81.74	628
350,000.01 - 400,000.00	151	56,813,268.83	7.19	376,246.81	7.771	81.34	94.11	81.34	627
400,000.01 - 450,000.00	188	80,795,469.51	10.23	429,763.14	7.626	81.34	90.62	81.34	640
450,000.01 - 500,000.00	185	88,489,153.90	11.20	478,319.75	7.728	81.30	89.55	81.30	634
500,000.01 - 600,000.00	170	92,373,933.82	11.70	543,376.08	7.601	81.75	92.29	81.75	638
600,000.01 - 700,000.00	67	43,542,787.22	5.51	649,892.35	7.521	80.69	91.35	80.69	637
700,000.01 - 800,000.00	30	22,187,815.02	2.81	739,593.83	7.598	80.56	83.56	80.56	621
800,000.01 - 900,000.00	16	13,546,031.66	1.72	846,626.98	7.660	78.50	79.79	78.50	627
900,000.01 - 1,000,000.00	6	5,675,417.85	0.72	945,902.98	7.428	67.00	70.49	67.00	634
1,100,000.01 - 1,200,000.00	1	1,151,795.10	0.15	1,151,795.10	6.650	65.00	65.00	65.00	650
1,200,000.01 - 1,220,000.00	1	1,215,637.61	0.15	1,215,637.61	6.600	59.28	59.28	59.28	726
Total:	3,045	789,827,944.16	100.00	259,385.20	8.046	81.03	90.32	81.03	622

The average loan balance of the mortgage loans at origination was $259,769.07 .

Principal Balances of the Group II Mortgage Loans as of the Cut-off Date
Range ($)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
20,261.22 - 25,000.00	14	322,164.18	0.04	23,011.73	10.582	100.00	100.00	100.00	641
25,000.01 - 50,000.00	114	4,518,518.74	0.57	39,636.13	11.042	95.46	95.46	95.46	618
50,000.01 - 75,000.00	200	12,706,721.98	1.61	63,533.61	10.201	83.18	83.43	83.18	580
75,000.01 - 100,000.00	249	21,944,040.93	2.78	88,128.68	9.728	81.58	82.71	81.58	576
100,000.01 - 125,000.00	208	23,409,372.61	2.96	112,545.06	9.465	81.62	85.60	81.62	583
125,000.01 - 150,000.00	210	29,006,114.00	3.67	138,124.35	9.083	79.46	83.89	79.46	583
150,000.01 - 175,000.00	229	37,271,617.88	4.72	162,758.16	8.488	79.88	88.80	79.88	601
175,000.01 - 200,000.00	202	38,066,795.16	4.82	188,449.48	8.353	79.68	88.59	79.68	600
200,000.01 - 225,000.00	164	35,030,088.92	4.44	213,598.10	8.188	80.93	91.62	80.93	614
225,000.01 - 250,000.00	144	34,223,100.80	4.33	237,660.42	8.195	81.30	92.67	81.30	618
250,000.01 - 275,000.00	134	34,994,712.16	4.43	261,154.57	8.100	80.85	92.37	80.85	614
275,000.01 - 300,000.00	135	38,821,328.47	4.92	287,565.40	7.918	81.36	94.67	81.36	620
300,000.01 - 350,000.00	228	74,071,952.47	9.38	324,876.98	7.867	81.75	95.11	81.75	628
350,000.01 - 400,000.00	150	56,463,374.17	7.15	376,422.49	7.763	81.32	94.16	81.32	627
400,000.01 - 450,000.00	189	81,245,246.90	10.29	429,869.03	7.628	81.21	90.44	81.21	640
450,000.01 - 500,000.00	185	88,538,995.51	11.21	478,589.16	7.726	81.38	89.63	81.38	634
500,000.01 - 600,000.00	169	91,874,314.82	11.63	543,635.00	7.600	81.78	92.39	81.78	639
600,000.01 - 700,000.00	67	43,542,787.22	5.51	649,892.35	7.521	80.69	91.35	80.69	637
700,000.01 - 800,000.00	30	22,187,815.02	2.81	739,593.83	7.598	80.56	83.56	80.56	621
800,000.01 - 900,000.00	16	13,546,031.66	1.72	846,626.98	7.660	78.50	79.79	78.50	627
900,000.01 - 1,000,000.00	6	5,675,417.85	0.72	945,902.98	7.428	67.00	70.49	67.00	634
1,100,000.01 - 1,200,000.00	1	1,151,795.10	0.15	1,151,795.10	6.650	65.00	65.00	65.00	650
1,200,000.01 - 1,215,637.61	1	1,215,637.61	0.15	1,215,637.61	6.600	59.28	59.28	59.28	726
Total:	3,045	789,827,944.16	100.00	259,385.20	8.046	81.03	90.32	81.03	622

The average loan balance of the mortgage loans as of the cut-off date was $259,385.20 .

Gross Mortgage Rates of the Group II Mortgage Loans at Origination
Range of Gross Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
5.150 - 5.500	2	659,244.55	0.08	329,622.28	5.294	79.93	99.91	79.93	678
5.501 - 6.000	22	8,738,396.73	1.11	397,199.85	5.878	78.68	95.69	78.68	660
6.001 - 6.500	93	40,119,193.41	5.08	431,389.18	6.345	78.70	93.01	78.70	663
6.501 - 7.000	283	113,545,540.03	14.38	401,220.99	6.821	79.28	92.45	79.28	648
7.001 - 7.500	379	131,355,890.71	16.63	346,585.46	7.293	81.08	95.14	81.08	645
7.501 - 8.000	403	140,440,923.75	17.78	348,488.64	7.787	81.32	93.60	81.32	636
8.001 - 8.500	501	121,365,351.79	15.37	242,246.21	8.297	79.75	86.16	79.75	605
8.501 - 9.000	474	102,944,301.74	13.03	217,182.07	8.756	79.65	84.16	79.65	585
9.001 - 9.500	248	50,479,342.09	6.39	203,545.73	9.269	81.03	84.28	81.03	579
9.501 - 10.000	235	35,722,907.41	4.52	152,012.37	9.764	82.98	85.95	82.98	586
10.001 - 10.500	96	15,866,437.43	2.01	165,275.39	10.246	87.13	87.99	87.13	578
10.501 - 11.000	78	9,325,375.87	1.18	119,556.10	10.756	92.27	93.45	92.27	618
11.001 - 11.500	39	3,903,189.21	0.49	100,081.77	11.276	88.26	88.26	88.26	594
11.501 - 12.000	47	4,108,674.62	0.52	87,418.61	11.787	94.24	94.60	94.24	607
12.001 - 12.500	104	8,761,850.14	1.11	84,248.56	12.257	99.27	99.27	99.27	621
12.501 - 13.000	37	2,311,391.21	0.29	62,470.03	12.603	100.00	100.00	100.00	623
13.001 - 13.300	4	179,933.47	0.02	44,983.37	13.136	100.00	100.00	100.00	612
Total:	3,045	789,827,944.16	100.00	259,385.20	8.046	81.03	90.32	81.03	622

The weighted-average mortgage rate of the mortgage loans as of the cut-off date was 8.046%.

Original Term to Maturity of the Group II Mortgage Loans
Original Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
120 - 240	30	2,834,568.13	0.36	94,485.60	9.040	72.05	73.10	72.05	569
241 - 360	3,015	786,993,376.03	99.64	261,026.00	8.042	81.06	90.38	81.06	622
Total:	3,045	789,827,944.16	100.00	259,385.20	8.046	81.03	90.32	81.03	622

The weighted-average original term to maturity of the mortgage loans as of the cut-off date was 359 months.

Remaining Term to Maturity of the Group II Mortgage Loans
Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
116 - 120	1	92,972.60	0.01	92,972.60	8.625	79.17	79.17	79.17	521
121 - 180	20	2,046,607.09	0.26	102,330.35	9.031	70.51	71.96	70.51	567
181 - 240	9	694,988.44	0.09	77,220.94	9.121	75.65	75.65	75.65	581
241 - 300	4	308,628.69	0.04	77,157.17	8.826	76.97	76.97	76.97	612
301 - 357	3,011	786,684,747.34	99.60	261,270.26	8.042	81.06	90.39	81.06	622
Total:	3,045	789,827,944.16	100.00	259,385.20	8.046	81.03	90.32	81.03	622

The weighted-average remaining term to maturity of the mortgage loans as of the cut-off date was 355 months.

Seasoning of the Group II Mortgage Loans
Seasoning (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
3-6	3,032	787,610,379.81	99.72	259,765.96	8.043	81.01	90.32	81.01	622
7-9	13	2,217,564.35	0.28	170,581.87	8.963	87.51	90.28	87.51	630
Total:	3,045	789,827,944.16	100.00	259,385.20	8.046	81.03	90.32	81.03	622

The weighted-average seasoning of the mortgage loans as of the cut-off date was 4 months.

Combined Loan-To-Value Ratio of the Group II Mortgage Loans at Origination
Combined Loan-To-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
14.44 - 15.00	1	77,841.38	0.01	77,841.38	9.400	14.44	14.44	14.44	523
15.01 - 20.00	1	59,842.20	0.01	59,842.20	8.150	16.81	16.81	16.81	503
20.01 - 25.00	2	164,695.62	0.02	82,347.81	9.054	23.13	23.13	23.13	538
25.01 - 30.00	4	461,939.39	0.06	115,484.85	8.615	27.15	27.15	27.15	520
30.01 - 35.00	7	737,139.27	0.09	105,305.61	8.934	33.31	33.31	33.31	580
35.01 - 40.00	4	550,711.52	0.07	137,677.88	8.992	38.28	38.28	38.28	527
40.01 - 45.00	14	2,595,753.88	0.33	185,410.99	8.333	42.74	42.74	42.74	569
45.01 - 50.00	17	3,486,457.66	0.44	205,085.74	8.333	47.62	47.62	47.62	565
50.01 - 55.00	26	5,072,578.99	0.64	195,099.19	8.355	52.71	55.38	52.71	571
55.01 - 60.00	47	11,365,406.32	1.44	241,817.16	8.041	57.61	57.61	57.61	583
60.01 - 65.00	82	19,591,346.42	2.48	238,918.86	8.119	63.58	63.58	63.58	570
65.01 - 70.00	104	22,880,701.08	2.90	220,006.74	8.391	68.67	69.76	68.67	570
70.01 - 75.00	181	44,529,085.98	5.64	246,017.05	8.342	74.02	74.25	74.02	569
75.01 - 80.00	1,481	435,955,387.75	55.20	294,365.56	7.614	79.86	96.09	79.86	640
80.01 - 85.00	305	79,432,264.32	10.06	260,433.65	8.321	84.44	85.31	84.44	587
85.01 - 90.00	312	96,764,726.42	12.25	310,143.35	8.334	89.57	91.01	89.57	615
90.01 - 95.00	107	34,018,656.18	4.31	317,931.37	8.414	94.80	95.06	94.80	645
95.01 - 100.00	350	32,083,409.78	4.06	91,666.89	11.102	99.99	99.99	99.99	639
Total:	3,045	789,827,944.16	100.00	259,385.20	8.046	81.03	90.32	81.03	622

The weighted-average Combined loan-to-value ratio of the mortgage loans as of the cut-off date was 81.03%.

Fully Combined Loan-To-Value Ratio of the Group II Mortgage Loans at Origination
Fully Combined Loan-To-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
14.44 - 15.00	1	77,841.38	0.01	77,841.38	9.400	14.44	14.44	14.44	523
15.01 - 20.00	1	59,842.20	0.01	59,842.20	8.150	16.81	16.81	16.81	503
20.01 - 25.00	2	164,695.62	0.02	82,347.81	9.054	23.13	23.13	23.13	538
25.01 - 30.00	4	461,939.39	0.06	115,484.85	8.615	27.15	27.15	27.15	520
30.01 - 35.00	7	737,139.27	0.09	105,305.61	8.934	33.31	33.31	33.31	580
35.01 - 40.00	4	550,711.52	0.07	137,677.88	8.992	38.28	38.28	38.28	527
40.01 - 45.00	14	2,595,753.88	0.33	185,410.99	8.333	42.74	42.74	42.74	569
45.01 - 50.00	17	3,486,457.66	0.44	205,085.74	8.333	47.62	47.62	47.62	565
50.01 - 55.00	25	4,785,123.60	0.61	191,404.94	8.434	52.70	52.70	52.70	565
55.01 - 60.00	47	11,365,406.32	1.44	241,817.16	8.041	57.61	57.61	57.61	583
60.01 - 65.00	82	19,591,346.42	2.48	238,918.86	8.119	63.58	63.58	63.58	570
65.01 - 70.00	102	21,673,554.80	2.74	212,485.83	8.492	68.60	68.60	68.60	564
70.01 - 75.00	179	44,115,930.35	5.59	246,457.71	8.346	74.01	74.01	74.01	569
75.01 - 80.00	351	81,957,688.79	10.38	233,497.69	8.332	79.25	79.25	79.25	575
80.01 - 85.00	288	74,743,522.28	9.46	259,526.12	8.283	84.41	84.41	84.41	588
85.01 - 90.00	259	83,082,721.31	10.52	320,782.71	8.225	89.26	89.50	89.26	619
90.01 - 95.00	105	34,166,284.83	4.33	325,393.19	8.406	94.32	94.78	94.32	642
95.01 - 100.00	1,557	406,211,984.54	51.43	260,894.02	7.804	82.00	99.99	82.00	650
Total:	3,045	789,827,944.16	100.00	259,385.20	8.046	81.03	90.32	81.03	622

The weighted-average Fully Combined loan-to-value ratio of the mortgage loans as of the cut-off date was 90.32%.

Effective Loan-To-Value Ratio of the Group II Mortgage Loans at Origination
Effective Loan-To-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
14.44 - 15.00	1	77,841.38	0.01	77,841.38	9.400	14.44	14.44	14.44	523
15.01 - 20.00	1	59,842.20	0.01	59,842.20	8.150	16.81	16.81	16.81	503
20.01 - 25.00	2	164,695.62	0.02	82,347.81	9.054	23.13	23.13	23.13	538
25.01 - 30.00	4	461,939.39	0.06	115,484.85	8.615	27.15	27.15	27.15	520
30.01 - 35.00	7	737,139.27	0.09	105,305.61	8.934	33.31	33.31	33.31	580
35.01 - 40.00	4	550,711.52	0.07	137,677.88	8.992	38.28	38.28	38.28	527
40.01 - 45.00	14	2,595,753.88	0.33	185,410.99	8.333	42.74	42.74	42.74	569
45.01 - 50.00	17	3,486,457.66	0.44	205,085.74	8.333	47.62	47.62	47.62	565
50.01 - 55.00	26	5,072,578.99	0.64	195,099.19	8.355	52.71	55.38	52.71	571
55.01 - 60.00	47	11,365,406.32	1.44	241,817.16	8.041	57.61	57.61	57.61	583
60.01 - 65.00	82	19,591,346.42	2.48	238,918.86	8.119	63.58	63.58	63.58	570
65.01 - 70.00	104	22,880,701.08	2.90	220,006.74	8.391	68.67	69.76	68.67	570
70.01 - 75.00	181	44,529,085.98	5.64	246,017.05	8.342	74.02	74.25	74.02	569
75.01 - 80.00	1,481	435,955,387.75	55.20	294,365.56	7.614	79.86	96.09	79.86	640
80.01 - 85.00	305	79,432,264.32	10.06	260,433.65	8.321	84.44	85.31	84.44	587
85.01 - 90.00	312	96,764,726.42	12.25	310,143.35	8.334	89.57	91.01	89.57	615
90.01 - 95.00	107	34,018,656.18	4.31	317,931.37	8.414	94.80	95.06	94.80	645
95.01 - 100.00	350	32,083,409.78	4.06	91,666.89	11.102	99.99	99.99	99.99	639
Total:	3,045	789,827,944.16	100.00	259,385.20	8.046	81.03	90.32	81.03	622

The weighted-average Effective loan-to-value ratio of the mortgage loans as of the cut-off date was 81.03%.

Occupancy Type of the Group II Mortgage Loans at Origination
Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Primary	2,972	777,127,753.69	98.39	261,483.09	8.030	81.06	90.49	81.06	622
Investor	68	11,825,938.21	1.50	173,910.86	9.026	81.12	82.25	81.12	611
Second Home	5	874,252.26	0.11	174,850.45	8.822	54.40	54.40	54.40	562
Total:	3,045	789,827,944.16	100.00	259,385.20	8.046	81.03	90.32	81.03	622

Property Types of the Group II Mortgage Loans
Property Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Single Family	2,140	559,133,598.19	70.79	261,277.38	8.031	80.73	89.55	80.73	619
PUD	509	128,093,166.24	16.22	251,656.52	8.020	82.56	92.72	82.56	625
Condo	249	51,657,799.13	6.54	207,461.04	8.152	80.07	92.02	80.07	627
Two to Four Family	147	50,943,380.60	6.45	346,553.61	8.158	81.35	91.01	81.35	639
Total:	3,045	789,827,944.16	100.00	259,385.20	8.046	81.03	90.32	81.03	622

Loan Purpose of the Group II Mortgage Loans
Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Purchase	1,880	492,074,763.75	62.30	261,741.90	7.938	83.00	97.24	83.00	642
Cash-Out Refinance	1,082	275,052,750.79	34.82	254,207.72	8.236	77.58	78.36	77.58	586
Rate/Term Refinance	83	22,700,429.62	2.87	273,499.15	8.074	79.98	85.35	79.98	607
Total:	3,045	789,827,944.16	100.00	259,385.20	8.046	81.03	90.32	81.03	622

Documentation of the Group II Mortgage Loans at Origination
Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Full	1,957	459,101,524.56	58.13	234,594.54	7.948	79.82	87.52	79.82	603
Stated	752	237,236,096.05	30.04	315,473.53	8.315	82.77	93.47	82.77	653
Limited	336	93,490,323.55	11.84	278,245.01	7.844	82.51	96.07	82.51	633
Total:	3,045	789,827,944.16	100.00	259,385.20	8.046	81.03	90.32	81.03	622

Lien Position of the Group II Mortgage Loans at Origination
Lien Position	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
First	2,732	767,689,085.39	97.20	280,998.93	7.943	80.48	90.04	80.48	621
Second	313	22,138,858.77	2.80	70,731.18	11.597	99.98	99.98	99.98	630
Total:	3,045	789,827,944.16	100.00	259,385.20	8.046	81.03	90.32	81.03	622

Index of the Group II Mortgage Loans
Index	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Sixth-Month LIBOR	2,187	647,403,769.95	100.00	296,023.67	7.927	80.92	91.41	80.92	622
Total:	2,187	647,403,769.95	100.00	296,023.67	7.927	80.92	91.41	80.92	622

Prepayment Penalty Status of the Group II Mortgage Loans at Origination
Prepayment Penalty Status	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Has Prepayment Penalties	1,856	529,262,449.42	67.01	285,162.96	7.723	80.50	91.13	80.50	625
Has No Prepayment Penalties	1,189	260,565,494.74	32.99	219,146.76	8.702	82.09	88.68	82.09	616
Total:	3,045	789,827,944.16	100.00	259,385.20	8.046	81.03	90.32	81.03	622

Prepayment Penalty Term of the Group II Mortgage Loans at Origination
Prepayment Penalty Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
None	1,189	260,565,494.74	32.99	219,146.76	8.702	82.09	88.68	82.09	616
12	174	57,966,738.40	7.34	333,142.17	7.968	80.11	90.91	80.11	623
24	1,176	348,045,280.71	44.07	295,956.87	7.667	81.03	92.92	81.03	626
30	2	368,201.26	0.05	184,100.63	9.128	81.49	81.49	81.49	565
36	504	122,882,229.05	15.56	243,813.95	7.761	79.19	86.19	79.19	621
Total:	3,045	789,827,944.16	100.00	259,385.20	8.046	81.03	90.32	81.03	622

Geographic Concentration of the Group II Mortgage Loans
Location	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
California	843	319,406,426.42	40.44	378,892.56	7.676	80.75	92.55	80.75	637
Florida	527	121,149,774.93	15.34	229,885.72	8.037	81.57	92.48	81.57	627
New York	123	46,863,330.48	5.93	381,002.69	7.965	78.75	86.04	78.75	629
Illinois	171	38,277,146.55	4.85	223,842.96	8.668	82.54	87.46	82.54	605
Arizona	171	37,728,774.57	4.78	220,636.11	8.201	82.05	92.68	82.05	623
New Jersey	116	34,376,829.52	4.35	296,351.98	8.384	79.89	83.56	79.89	602
Texas	228	25,779,114.66	3.26	113,066.29	8.997	84.19	89.86	84.19	592
Maryland	91	23,499,912.97	2.98	258,240.80	8.052	78.59	82.86	78.59	588
Nevada	56	17,656,598.79	2.24	315,296.41	7.721	81.66	92.37	81.66	624
Massachusetts	36	12,027,978.54	1.52	334,110.52	8.170	81.23	88.52	81.23	622
Washington	45	11,692,779.72	1.48	259,839.55	8.221	80.95	87.94	80.95	583
Connecticut	35	9,161,560.63	1.16	261,758.88	8.320	81.95	90.15	81.95	608
Utah	35	8,229,791.95	1.04	235,136.91	8.282	82.87	94.41	82.87	635
Pennsylvania	58	8,061,926.55	1.02	138,998.73	8.788	78.74	78.74	78.74	574
Louisiana	51	7,481,506.06	0.95	146,696.20	8.793	83.03	88.68	83.03	613
Michigan	49	5,969,390.83	0.76	121,824.30	8.924	81.30	86.17	81.30	572
Missouri	51	5,722,612.68	0.72	112,208.09	9.179	80.93	83.22	80.93	549
Colorado	27	5,650,279.03	0.72	209,269.59	8.148	79.66	87.70	79.66	609
Hawaii	12	5,095,491.80	0.65	424,624.32	7.461	81.19	93.38	81.19	666
Wisconsin	32	4,121,464.06	0.52	128,795.75	9.025	78.52	81.70	78.52	584
Oregon	12	3,614,036.63	0.46	301,169.72	7.915	80.59	86.67	80.59	613
Ohio	31	3,594,979.45	0.46	115,967.08	9.042	81.80	81.80	81.80	566
Minnesota	18	3,505,389.20	0.44	194,743.84	8.531	74.22	82.83	74.22	602
North Carolina	22	3,426,681.41	0.43	155,758.25	9.058	82.16	87.77	82.16	588
Rhode Island	16	3,297,625.10	0.42	206,101.57	8.407	82.60	90.41	82.60	594
Georgia	16	2,821,141.66	0.36	176,321.35	8.109	84.36	90.97	84.36	621
New Mexico	20	2,685,431.35	0.34	134,271.57	8.767	81.26	88.57	81.26	589
Indiana	26	2,579,994.80	0.33	99,230.57	9.007	82.94	85.00	82.94	587
South Carolina	16	2,047,048.26	0.26	127,940.52	8.830	82.27	85.10	82.27	567
Oklahoma	19	1,996,326.97	0.25	105,069.84	9.127	80.33	85.73	80.33	572
Delaware	8	1,785,416.54	0.23	223,177.07	8.426	80.82	88.87	80.82	584
Alabama	13	1,340,133.02	0.17	103,087.16	9.491	85.71	89.74	85.71	579
Arkansas	8	1,181,021.10	0.15	147,627.64	9.271	78.08	79.03	78.08	564
Kentucky	10	1,163,225.41	0.15	116,322.54	9.231	82.55	86.81	82.55	585
Alaska	5	1,139,944.85	0.14	227,988.97	9.255	85.45	92.23	85.45	621
Tennessee	8	956,649.49	0.12	119,581.19	9.180	83.89	83.89	83.89	538
Kansas	7	886,141.69	0.11	126,591.67	9.158	82.63	83.83	82.63	574
Wyoming	6	814,917.59	0.10	135,819.60	8.305	81.64	95.06	81.64	598
Mississippi	8	699,425.74	0.09	87,428.22	9.299	85.40	86.36	85.40	585
Iowa	7	590,525.47	0.07	84,360.78	9.549	82.85	82.85	82.85	537
Nebraska	4	530,855.43	0.07	132,713.86	8.611	85.22	90.37	85.22	594
Maine	2	485,928.98	0.06	242,964.49	9.030	90.76	90.76	90.76	652
Idaho	3	280,004.59	0.04	93,334.86	7.762	83.67	96.37	83.67	612
South Dakota	2	240,806.19	0.03	120,403.10	8.672	76.96	90.87	76.96	599
New Hampshire	1	211,602.50	0.03	211,602.50	8.950	90.00	100.00	90.00	577
Total:	3,045	789,827,944.16	100.00	259,385.20	8.046	81.03	90.32	81.03	622

Mortgage Insurance Status of the Group II Mortgage Loans at Origination
Mortgage Insurance Status	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
None	3,045	789,827,944.16	100.00	259,385.20	8.046	81.03	90.32	81.03	622
Total:	3,045	789,827,944.16	100.00	259,385.20	8.046	81.03	90.32	81.03	622

Credit Score of the Group II Mortgage Loans at Origination
Credit Score	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
500 - 524	290	51,180,346.55	6.48	176,483.95	9.067	74.54	74.86	74.54	512
525 - 549	315	62,713,392.05	7.94	199,090.13	8.717	76.18	77.00	76.18	536
550 - 574	271	59,629,844.42	7.55	220,036.33	8.668	79.15	80.37	79.15	561
575 - 599	222	54,873,225.86	6.95	247,176.69	8.559	80.40	81.28	80.40	587
600 - 624	618	145,416,167.13	18.41	235,301.24	8.055	83.15	93.49	83.15	613
625 - 649	558	162,937,695.60	20.63	292,003.04	7.661	82.14	94.40	82.14	637
650 - 674	427	128,808,205.61	16.31	301,658.56	7.806	82.38	96.72	82.38	661
675 - 699	190	68,575,189.83	8.68	360,922.05	7.484	81.95	96.83	81.95	686
700 - 724	87	30,843,498.54	3.91	354,522.97	7.582	82.18	96.62	82.18	712
725 - 749	36	15,339,893.15	1.94	426,108.14	7.370	80.85	94.87	80.85	735
750 - 774	25	8,201,778.55	1.04	328,071.14	7.581	83.55	95.84	83.55	759
775 - 799	2	672,844.55	0.09	336,422.28	7.614	80.00	100.00	80.00	781
800 - 812	4	635,862.32	0.08	158,965.58	7.493	80.73	100.00	80.73	806
Total:	3,045	789,827,944.16	100.00	259,385.20	8.046	81.03	90.32	81.03	622

The non-zero weighted-average credit score of the mortgage loans as of the cut-off date was 622.

Debt-To-Income Ratio of the Group II Mortgage Loans at Origination
Debt-To-Income Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
1.00 - 10.00	21	6,952,516.73	0.88	331,072.23	7.648	76.65	79.61	76.65	623
10.01 - 20.00	99	21,113,656.43	2.67	213,269.26	8.156	79.46	87.10	79.46	607
20.01 - 30.00	324	74,487,041.11	9.43	229,898.28	8.044	80.08	87.97	80.08	619
30.01 - 40.00	823	201,115,190.57	25.46	244,368.40	8.006	80.84	90.58	80.84	623
40.01 - 50.00	1,691	464,908,294.53	58.86	274,930.98	8.047	81.92	91.81	81.92	625
50.01 - 55.00	87	21,251,244.79	2.69	244,267.18	8.423	69.57	70.27	69.57	568
Total:	3,045	789,827,944.16	100.00	259,385.20	8.046	81.03	90.32	81.03	622

The non-zero weighted-average debt-to-income ratio of the mortgage loans as of the cut-off date was 40.65%.

Channel of the Group II Mortgage Loans
Channel	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
Wholesale	2,816	746,335,388.47	94.49	265,033.87	8.022	81.26	91.01	81.26	623
Retail	191	35,107,294.16	4.44	183,807.82	8.436	77.06	77.48	77.06	597
Flow	38	8,385,261.53	1.06	220,664.78	8.522	76.75	82.96	76.75	582
Total:	3,045	789,827,944.16	100.00	259,385.20	8.046	81.03	90.32	81.03	622

Margin of the Group II Adjustable-Rate Mortgage Loans
Range of Margins of the Adjustable Rate Mortgage Loans (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
2.250 - 2.500	1	373,199.63	0.06	373,199.63	7.375	80.00	100.00	80.00	686
2.501 - 3.000	1	932,198.23	0.14	932,198.23	7.500	85.00	85.00	85.00	722
3.001 - 3.500	2	661,203.67	0.10	330,601.84	6.429	86.87	92.89	86.87	665
3.501 - 4.000	3	1,564,539.94	0.24	521,513.31	6.574	75.54	75.54	75.54	642
4.001 - 4.500	120	29,747,173.10	4.59	247,893.11	8.520	81.47	86.29	81.47	602
4.501 - 5.000	20	2,947,060.62	0.46	147,353.03	8.462	77.29	77.29	77.29	579
5.001 - 5.500	43	7,514,010.20	1.16	174,744.42	8.853	72.21	72.21	72.21	545
5.501 - 6.000	1,994	602,837,216.23	93.12	302,325.58	7.890	81.03	92.03	81.03	624
7.001 - 7.125	3	827,168.33	0.13	275,722.78	7.948	76.84	86.40	76.84	584
Total:	2,187	647,403,769.95	100.00	296,023.67	7.927	80.92	91.41	80.92	622

The weighted-average margin of the adjustable rate mortgage loans as of the cut-off date was 5.904%.

Next Rate Adjustment Date of the Group II Adjustable-Rate Mortgage Loans
Next Rate Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
June 2008	1	306,618.24	0.05	306,618.24	9.000	80.00	100.00	80.00	660
July 2008	1	286,660.90	0.04	286,660.90	8.150	80.00	80.00	80.00	590
August 2008	3	515,700.91	0.08	171,900.30	8.848	83.74	83.74	83.74	595
September 2008	29	7,265,466.81	1.12	250,533.34	7.950	82.48	94.13	82.48	624
October 2008	1,399	423,842,680.50	65.47	302,961.17	7.848	80.82	92.53	80.82	626
November 2008	163	46,490,487.26	7.18	285,217.71	8.056	80.37	89.11	80.37	611
August 2009	1	147,776.18	0.02	147,776.18	8.500	80.00	100.00	80.00	641
September 2009	9	2,749,603.49	0.42	305,511.50	8.108	80.45	95.85	80.45	636
October 2009	505	144,997,935.21	22.40	287,124.62	8.080	81.23	88.78	81.23	616
November 2009	74	19,495,442.59	3.01	263,451.93	8.147	81.47	91.06	81.47	618
October 2011	1	932,198.23	0.14	932,198.23	7.500	85.00	85.00	85.00	722
October 2013	1	373,199.63	0.06	373,199.63	7.375	80.00	100.00	80.00	686
Total:	2,187	647,403,769.95	100.00	296,023.67	7.927	80.92	91.41	80.92	622

The weighted-average next rate adjustment date of the adjustable rate mortgage loans as of the cut-off date was January 09, 2009.

Maximum Mortgage Rate of the Group II Adjustable-Rate Mortgage Loans
Range of Maximum Mortgage Rates of the Adjustable Rate Mortgage Loans (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
11.150 - 11.500	2	659,244.55	0.10	329,622.28	5.294	79.93	99.91	79.93	678
11.501 - 12.000	21	8,422,295.35	1.30	401,061.68	5.886	78.63	95.53	78.63	659
12.001 - 12.500	79	33,038,158.42	5.10	418,204.54	6.364	80.03	96.12	80.03	663
12.501 - 13.000	239	92,681,552.91	14.32	387,788.92	6.820	79.64	94.63	79.64	644
13.001 - 13.500	329	114,885,231.28	17.75	349,195.23	7.292	81.21	96.14	81.21	644
13.501 - 14.000	359	125,119,630.52	19.33	348,522.65	7.788	81.39	94.25	81.39	637
14.001 - 14.500	378	101,250,825.09	15.64	267,859.33	8.295	80.34	87.52	80.34	608
14.501 - 15.000	352	83,062,320.51	12.83	235,972.50	8.760	80.72	85.82	80.72	586
15.001 - 15.500	193	41,903,896.36	6.47	217,118.63	9.273	81.52	84.95	81.52	581
15.501 - 16.000	125	26,773,543.28	4.14	214,188.35	9.761	81.94	84.76	81.94	584
16.001 - 16.500	65	12,120,010.52	1.87	186,461.70	10.223	86.99	87.95	86.99	576
16.501 - 17.000	26	4,593,185.39	0.71	176,660.98	10.719	89.00	90.91	89.00	615
17.001 - 17.500	7	1,144,178.49	0.18	163,454.07	11.282	67.42	67.42	67.42	531
17.501 - 18.000	8	953,657.61	0.15	119,207.20	11.754	76.86	78.42	76.86	551
18.001 - 18.500	4	796,039.67	0.12	199,009.92	12.289	91.99	91.99	91.99	597
Total:	2,187	647,403,769.95	100.00	296,023.67	7.927	80.92	91.41	80.92	622

The weighted-average maximum mortgage rate of the adjustable rate mortgage loans as of the cut-off date was 13.927%.

Minimum Mortgage Rate of the Group II Adjustable-Rate Mortgage Loans
Range of Minimum Mortgage Rates of the Adjustable Rate Mortgage Loans (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
6.000 - 6.000	23	9,081,539.90	1.40	394,849.56	5.843	78.72	95.84	78.72	661
6.001 - 6.500	78	32,664,958.79	5.05	418,781.52	6.352	80.03	96.07	80.03	663
6.501 - 7.000	238	92,286,170.25	14.25	387,757.02	6.819	79.64	94.61	79.64	644
7.001 - 7.500	331	115,653,813.57	17.86	349,407.29	7.292	81.20	96.16	81.20	645
7.501 - 8.000	359	125,119,630.52	19.33	348,522.65	7.788	81.39	94.25	81.39	637
8.001 - 8.500	378	101,250,825.09	15.64	267,859.33	8.295	80.34	87.52	80.34	608
8.501 - 9.000	352	83,062,320.51	12.83	235,972.50	8.760	80.72	85.82	80.72	586
9.001 - 9.500	193	41,903,896.36	6.47	217,118.63	9.273	81.52	84.95	81.52	581
9.501 - 10.000	125	26,773,543.28	4.14	214,188.35	9.761	81.94	84.76	81.94	584
10.001 - 10.500	65	12,120,010.52	1.87	186,461.70	10.223	86.99	87.95	86.99	576
10.501 - 11.000	26	4,593,185.39	0.71	176,660.98	10.719	89.00	90.91	89.00	615
11.001 - 11.500	7	1,144,178.49	0.18	163,454.07	11.282	67.42	67.42	67.42	531
11.501 - 12.000	8	953,657.61	0.15	119,207.20	11.754	76.86	78.42	76.86	551
12.001 - 12.500	4	796,039.67	0.12	199,009.92	12.289	91.99	91.99	91.99	597
Total:	2,187	647,403,769.95	100.00	296,023.67	7.927	80.92	91.41	80.92	622

The weighted-average minimum mortgage rate of the adjustable rate mortgage loans as of the cut-off date was 7.929%.

Initial Periodic Cap of the Group II Adjustable-Rate Mortgage Loans
Initial Periodic Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
2.000	2,185	646,098,372.09	99.80	295,697.20	7.928	80.92	91.42	80.92	622
5.000	1	373,199.63	0.06	373,199.63	7.375	80.00	100.00	80.00	686
6.000	1	932,198.23	0.14	932,198.23	7.500	85.00	85.00	85.00	722
Total:	2,187	647,403,769.95	100.00	296,023.67	7.927	80.92	91.41	80.92	622

The weighted-average initial periodic cap of the adjustable rate mortgage loans as of the cut-off date was 2.007%.

Subsequent Periodic Cap of the Group II Adjustable-Rate Mortgage Loans
Subsequent Periodic Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
1.000	2,186	647,030,570.32	99.94	295,988.37	7.927	80.92	91.41	80.92	622
2.000	1	373,199.63	0.06	373,199.63	7.375	80.00	100.00	80.00	686
Total:	2,187	647,403,769.95	100.00	296,023.67	7.927	80.92	91.41	80.92	622

The weighted-average subsequent periodic cap of the adjustable rate mortgage loans as of the cut-off date was 1.001%.

Interest Only Term of the Group II Mortgage Loans at Origination
Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
None	2,436	558,969,620.06	70.77	229,462.08	8.358	80.86	87.71	80.86	609
60	608	230,485,124.47	29.18	379,087.38	7.290	81.44	96.64	81.44	652
120	1	373,199.63	0.05	373,199.63	7.375	80.00	100.00	80.00	686
Total:	3,045	789,827,944.16	100.00	259,385.20	8.046	81.03	90.32	81.03	622

Historical Delinquency of the Group II Mortgage Loans
Historical Delinquency (Past 12 Months)	Number of Mortgage Loans	Aggregate Principal Balance ($)	% of Aggregate Principal Balance	Average Principal Balance ($)	Weighted Average Mortgage Rate (%)	Weighted Average Combined Loan-to-Value Ratio (%)	Weighted Average Fully Combined Loan-to-Value Ratio (%)	Weighted Average Effective Loan-to-Value Ratio (%)	Non-Zero Weighted Average Credit Score
0 X 30	3,043	788,907,640.86	99.88	259,253.25	8.044	81.03	90.33	81.03	622
1 X 30	2	920,303.30	0.12	460,151.65	9.224	78.09	82.70	78.09	541
Total:	3,045	789,827,944.16	100.00	259,385.20	8.046	81.03	90.32	81.03	622

Rating Agency Contacts

Standard & Poor’s	Dan Larkin (212) 438-3014

Moody’s	Cecilia Lam (415) 274-1727

DBRS	Quincy Tang: (212) 806-3256
Sagar Kongettira (212) 806-3266
Mark Zelmanovich: (212) 806-3260